                                                                    EXHIBIT 4.10





                           LOAN AND SECURITY AGREEMENT

                                  by and among

                         CONGRESS FINANCIAL CORPORATION
                                    as Lender

                                       and

                       WAXMAN CONSUMER PRODUCTS GROUP INC.
                                    WOC INC.
                      WESTERN AMERICAN MANUFACTURING, INC.
                                WAMI SALES, INC.
                                  as Borrowers

                             WAXMAN INDUSTRIES, INC.
                                 WAXMAN USA INC.
                            TWI, INTERNATIONAL, INC.
                                  as Guarantors





                           Dated: As of June 17, 1999


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                                TABLE OF CONTENTS

                                                                          Page

SECTION 1.   DEFINITIONS..................................................  1

SECTION 2.  CREDIT FACILITIES
         2.1      Loans................................................... 19
         2.2      Letter of Credit Accommodations......................... 20
         2.3      Availability Reserves................................... 22
         2.4      Joint and Several Liability............................. 22

SECTION 3.  INTEREST AND FEES
         3.1      Interest................................................ 23
         3.2      Closing Fee............................................. 25
         3.3      Servicing Fee........................................... 25
         3.4      Unused Line Fee......................................... 25
         3.5      Changes in Laws and Increased Costs of Loans............ 25

SECTION 4.  CONDITIONS PRECEDENT
         4.1      Conditions Precedent to Initial Loans and Letter of
                    Credit Accommodations................................. 26
         4.2      Conditions Precedent to All Loans and Letter of Credit
                     Accommodations....................................... 28

SECTION 5.  GRANT OF SECURITY INTEREST.................................... 29

SECTION 6.  COLLECTION AND ADMINISTRATION
         6.1      Borrowers' Loan Accounts................................ 30
         6.2      Statements.............................................. 30
         6.3      Collection of Accounts.................................. 31
         6.4      Payments................................................ 32
         6.5      Taxes................................................... 32
         6.6      Authorization to Make Loans............................. 33
         6.7      Appointment of Agent for Requesting Loans and Receipts
                     of Loans and Statements.............................. 34
         6.8      Use of Proceeds......................................... 34



                                       (i)

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SECTION 7.  COLLATERAL REPORTING AND COVENANTS
         7.1      Collateral Reporting.................................... 35
         7.2      Accounts Covenants...................................... 36
         7.3      Inventory Covenants..................................... 37
         7.4      Equipment Covenants..................................... 38
         7.5      Power of Attorney....................................... 39
         7.6      Right to Cure........................................... 39
         7.7      Access to Premises...................................... 40

SECTION 8.  REPRESENTATIONS AND WARRANTIES
         8.1      Corporate Existence, Power and Authority; Subsidiaries.. 40
         8.2      Financial Statements; No Material Adverse Change........ 41
         8.3      Chief Executive Office; Collateral Locations............ 41
         8.4      Priority of Liens; Title to Properties.................. 41
         8.5      Tax Returns............................................. 42
         8.6      Litigation.............................................. 42
         8.7      Compliance with Other Agreements and Applicable Laws.... 42
         8.8      Bank Accounts........................................... 42
         8.9      Environmental Compliance................................ 42
         8.10     Employee Benefits....................................... 43
         8.11     Capitalization.......................................... 44
         8.12     Accuracy and Completeness of Information................ 44
         8.13     Survival of Warranties; Cumulative...................... 45

SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS
         9.1      Maintenance of Existence................................ 45
         9.2      New Collateral Locations................................ 45
         9.3      Compliance with Laws, Regulations, Etc.................. 45
         9.4      Payment of Taxes and Claims............................. 47
         9.5      Insurance............................................... 47
         9.6      Financial Statements and Other Information.............. 48
         9.7      Sale of Assets, Consolidation, Merger, Dissolution, Etc. 50
         9.8      Encumbrances............................................ 52
         9.9      Indebtedness............................................ 54
         9.10     Loans, Investments, Guarantees, Etc..................... 59
         9.11     Dividends and Redemptions............................... 61
         9.12     Transactions with Affiliates............................ 62


                                      (ii)

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         9.13     Additional Bank Accounts................................ 64
         9.14     Compliance with ERISA................................... 64
         9.15     Adjusted Net Worth...................................... 65
         9.16     Year 2000 Compliance.................................... 65
         9.17     Costs and Expenses...................................... 65
         9.18     Further Assurances...................................... 66

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES
         10.1     Events of Default....................................... 66
         10.2     Remedies................................................ 68

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS
                      AND CONSENTS; GOVERNING LAW
         11.1     Governing Law; Choice of Forum; Service of Process;
                      Jury Trial Waiver................................... 70
         11.2     Waiver of Notices....................................... 71
         11.3     Amendments and Waivers.................................. 71
         11.4     Waiver of Counterclaims................................. 71
         11.5     Indemnification......................................... 71

SECTION 12.  TERM OF AGREEMENT; MISCELLANEOUS
         12.1     Term.................................................... 72
         12.2     Notices................................................. 73
         12.3     Partial Invalidity...................................... 74
         12.4     Successors.............................................. 74
         12.5     Confidentiality......................................... 74
         12.6     Entire Agreement........................................ 75


                                      (iii)

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                                    INDEX TO
                             EXHIBITS AND SCHEDULES


          Exhibit A               Information Certificate for Waxman Group
                                  Information Certificate for WOC
                                  Information Certificate for WAMI
                                  Information Certificate for WAMI Sales
                                  Information Certificate for Waxman USA
                                  Information Certificate for Waxman Industries
                                  Information Certificate for TWI

          Schedule 1.32           Existing Lenders

          Schedule 1.33           Existing Letters of Credit

          Schedule 6.6            List of Authorized Persons

          Schedule 8.4            Existing Liens

          Schedule 8.8            Bank Accounts

          Schedule 8.9            Environmental Compliance

          Schedule 8.10           ERISA Matters

          Schedule 9.9            Existing Indebtedness

          Schedule 9.10           Loans, Advances and Guarantees


                                       (i)

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                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

         This Loan and Security Agreement dated as of June 17, 1999 is entered into by and among Congress Financial Corporation, a Delaware corporation ("Lender"), Waxman Consumer Products Group Inc., a Delaware corporation ("Waxman Group"), WOC Inc., a Delaware corporation ("WOC"), Western American Manufacturing, Inc., a Delaware corporation ("WAMI"), WAMI Sales, Inc., a Delaware corporation ("WAMI Sales", and together with Waxman Group, WOC and WAMI, individually each a "Borrower" and collectively, "Borrowers"), Waxman Industries, Inc., a Delaware corporation ("Waxman Industries"), Waxman USA, Inc., a Delaware corporation ("Waxman USA") and TWI, International, Inc., a Delaware corporation ("TWI", and together with Waxman Industries and Waxman USA, individually each a "Guarantor" and collectively "Guarantors").


                              W I T N E S S E T H:
                              --------------------


         WHEREAS, Borrowers and Guarantors have requested that Lender enter into certain financing arrangements with Borrowers pursuant to which Lender may make loans and provide other financial accommodations to each Borrower; and

         WHEREAS, Lender is willing to make such loans and advances and provide such financial accommodations on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1.   DEFINITIONS
             -----------

         All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrowers pursuant to the definitions set forth in the recitals hereto, unless the context otherwise requires, shall mean each and all of them and their respective successors and assigns, individually and collectively, jointly and severally. All references to Guarantors pursuant to the definition set forth in the recitals hereto, unless the context otherwise requires, shall mean each and all of them and their respective successors and assigns, individually and collectively, jointly and severally. All references to Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender if such Event of Default is capable of being cured as reasonably determined in good faith by Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Accounts" shall mean all present and future rights of each Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

         1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         1.3 "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to: (a) the aggregate net book value of all assets (including all prepaid assets) of such Person and its Subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) minus (b) the amount equal to the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals), PROVIDED, THAT, for purposes of calculating the Adjusted Net Worth of Waxman Industries and its Subsidiaries, any income of Barnett Inc. and any income of any Subsidiary which is not incorporated in any State of the United States of America or does not have its chief executive office in the United States of America shall not be considered.

         1.4 "Affiliate" shall mean, with respect to a specified Person, a partnership, corporation or any other person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes any director, officer or employee of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the

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management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         1.5 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender, may from time to time establish and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to any Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, adversely affect or have a reasonable likelihood of adversely affecting either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets or business of any Borrower or Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or (d) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or which, with notice or passage of time or both, is reasonably likely to constitute an Event of Default. The amount of any Availability Reserve established by Lender shall have a reasonable relationship to the event, condition or circumstance which is the basis for such reserve as determined by Lender in good faith. The term "Availability Reserves" as used herein shall also include, in addition and without limitation, the Dilution Reserve.

         1.6 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

         1.7 "Borrowers" shall mean the following, together with their respective successors and assigns: (a) Waxman Consumer Products Group Inc., a Delaware corporation; (b) WOC Inc., a Delaware corporation; (c) Western American Manufacturing, Inc., a Delaware corporation; and (d) WAMI Sales, Inc., a Delaware corporation; each sometimes being referred to herein individually as a "Borrower".

         1.8 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the Commonwealth of Pennsylvania, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

         1.9 "Buy-Back Obligation" shall mean obligations incurred by a Borrower by which it agrees to purchase from account debtors, merchandise supplied by competitors or Inventory supplied by Borrowers to such account debtor.

         1.10 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such

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Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

         1.11 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or interests in any limited liability company at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

         1.12 "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; PROVIDED, THAT, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less issued or guaranteed by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia or a bank organized under the laws of any State of the United States of America or constituting a national banking association under the laws of the United States of America, in each case having a rating of at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit to the United States of America, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; PROVIDED, THAT, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

         1.13 "Change of Control" shall mean (a) the transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of any Borrower or Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than to any other Borrower or Guarantor; (b) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders of any Borrower or Guarantor relating to the dissolution or liquidation of such Borrower or Guarantor; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, of fifty (50%) percent or more of the voting power of the total outstanding Voting Stock of any Borrower or Guarantor, other than the Permitted Holders; (d) during any period of two (2) years, individuals who at the beginning of such period constituted the Board of Directors of any Borrower or Guarantor (together with any new directors whose nomination for election was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of such Borrower or Guarantor, then still in office; (e) the failure of Waxman Industries to own one hundred (100%) percent of the voting power of the total outstanding Voting Stock of Waxman USA; and (f) the failure of Waxman USA to own one hundred (100%) percent of the voting power of the total outstanding Voting Stock of Waxman Group and WOC.

         1.14 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.15 "Collateral" shall have the meaning set forth in Section 5 hereof.

         1.16 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender in good faith, from any lessor of premises to a Borrower or Guarantor, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, INTER ALIA, acknowledges the security interest of Lender in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise the rights and remedies of Lender and otherwise deal with such Collateral.

         1.17 "Conversion Obligations" shall mean deductions from Accounts offered by a Borrower under its conversion money programs or similar arrangements to any account debtors, whether deductions are currently earned or chargeable by such account debtor.

         1.18 "Co-Op Advertising" shall mean as to each Borrower its accrued liability for cooperative advertising as set forth on its financial statements prepared in accordance with GAAP, consistently applied.

         1.19 "Dilution" shall mean, as to any Person for any period, the fraction, expressed as a percentage, the numerator of which is the aggregate amount of non-cash reductions in the Accounts of each Person for such period and the denominator of which is the aggregate dollar amount of the sales of such Person for such period.


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


         1.20 "Dilution Reserve" shall mean an Availability Reserve in amounts established by Lender to reflect that Dilution with respect to Eligible Accounts of any Borrower as calculated by Lender in good faith for any period is greater than five (5%) percent. The amounts payable by Borrowers to customers including Buyback Obligations, store resets, markdowns, Co-op Advertising and volume rebates, Conversion Obligations and items similar to any of the foregoing (other than non-recurring special contract consideration payable by any Borrower, sometimes referred to as "procurement costs") shall be included in the calculation of Dilution for purposes of determining the amount of the Dilution Reserve. The Dilution Reserve will be calculated by Lender each month based on the Dilution during the immediately preceding six (6) month period, or for such other period as Lender may from time to time determine.

         1.21 "Eligible Accounts" shall mean, as to each Borrower, the Accounts created by such Borrower which are and continue to be acceptable to Lender in good faith based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

               (a) such Accounts arise from the actual and BONA FIDE sale and delivery of goods by such Borrower or rendition of services by such Borrower in the ordinary course of its business which transactions are completed substantially in accordance with the terms and provisions contained in any documents related thereto;

               (b) such Accounts are not unpaid more than ninety (90) days after the date of the original invoice for them, PROVIDED, THAT, if the original terms for payment of any such Accounts of Waxman Group or WOC are sixty (60) days or more, then (i) as to such Accounts of Waxman Group, if such Accounts are not unpaid more than the earlier of one hundred fifty (150) days after the date of the original invoice for such Accounts or sixty (60) days after the original due date for such Accounts, PROVIDED, THAT, only up to $1,500,000 of such Accounts in the aggregate outstanding at any one time may constitute Eligible Accounts, and (ii) as to such Accounts of WOC, if such Accounts are not unpaid more than the earlier of one hundred twenty (120) days after the date of the original invoice for such Accounts or sixty (60) days after the original due date for such Accounts, PROVIDED, THAT, only up to $150,000 of such Accounts in the aggregate outstanding at any one time may constitute Eligible Accounts, EXCEPT THAT for the periods set forth below in any year, the amount shall be as set forth below for such period:


     (A)        March 1 to and including                          $500,000
                March 31
     (B)        April 1 to and including                           375,000
                April 30
     (C)        May 1 to and including                             250,000
                May 30
     (D)        October 1 to and including                         500,000
                October 30



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


     (E)        November 1 to and                                  375,000
                including November 30
     (F)        December 1 to and                                  250,000
                including December 30


               (c) such Accounts comply with the terms and conditions contained in Section 7.2(c) of this Agreement;

               (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

               (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (PROVIDED, THAT, at any time promptly upon Lender's request, Borrowers shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Lender to perfect the security interests of Lender in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Lender may request to enable Lender as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Lender's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if any of: (i) the account debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank reasonably satisfactory to Lender and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may in good faith determine);

               (f) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

               (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which


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


may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

               (h) there are no facts, events or occurrences known to Lender or any Borrower or Guarantor which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

               (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

               (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Borrower directly or indirectly, PROVIDED, THAT, Accounts owing by Barnett Inc. to a Borrower which otherwise constitute Eligible Accounts shall be Eligible Accounts;

               (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

               (l) such Accounts are not owed by an account debtor who has Accounts unpaid more than ninety (90) days after the original invoice for them (or as to Accounts of Waxman Group and WOC with original terms for payment of sixty (60) days or more, are not unpaid more than the amount of time provided in
Section 1.21(b) above applicable thereto), which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

               (m) such Accounts of a single account debtor or its Affiliates (other than Accounts due to such Borrower from KMart, Inc. or Wal-Mart, Inc.) do not constitute more than ten (10%) percent of all otherwise Eligible Accounts and as to Accounts due to such Borrower from KMart, Inc., do not constitute more than twenty-five percent (25%) of all otherwise Eligible Accounts of such Borrower and as to Accounts due to such Borrower from Wal-Mart, Inc., do not constitute more than twenty-five (25%) percent of all otherwise Eligible Accounts of such Borrower (but the portion of the Accounts not in excess of such percentages may be deemed Eligible Accounts);

               (n) as to Accounts of WAMI, such Accounts of WAMI are owing by Barnett Inc. (and Accounts of WAMI owing by any other account debtor shall not constitute Eligible Accounts);

               (o) as to Accounts arising from the sale of goods through or with the assistance of any agent, Lender shall have received an agreement, in form and substance satisfactory to Lender, from such sales agent acknowledging the security interests of Lender, agreeing to follow the instructions of Lender with respect to the payment and collection of such Accounts, waiving any rights of setoff, deduction or similar rights and such other matters as Lender may require, duly authorized, executed and delivered by such agent, and such agent shall be in compliance with the terms thereof;

               (p) such Accounts are owed by account debtors whose total indebtedness to such Borrower does not exceed the credit limit with respect to such account debtors as determined by such Borrower consistent with its current practice as is acceptable to Lender in good faith (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

               (q) such Accounts are owed by account debtors deemed creditworthy with respect to their ability to pay their respective accounts at all times by Lender, as determined in good faith by Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

         1.22 "Eligible Inventory" shall mean, as to each Borrower (other than WAMI), the Inventory consisting of finished goods held for resale in the ordinary course of the business of such Borrower and raw materials for such finished goods, in each case which are acceptable to Lender in good faith based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in the business of such Borrower; (f) Inventory at premises other than those owned and controlled by any Borrower, except any Inventory which would otherwise be deemed Eligible Inventory at locations which are not owned and operated by such Borrower shall nevertheless be considered Eligible Inventory if: (i) as to premises leased by such Borrower, Lender shall have received a Collateral Access Agreement duly authorized, executed and delivered by the owner and lessor of such premises and (ii) as to premises of third parties (including sales agents, consignees and processors), Lender shall have received a Collateral Access Agreement duly authorized, executed and delivered by the owner and operator of such premises, and in addition, if required by Lender: (A) the owner and operator executes appropriate UCC-1 financing statements in favor of such Borrower, which are duly assigned to Lender and (B) any secured lender to the owner and operator is properly notified of the first priority lien on such Inventory of Lender; (g) Inventory located outside the continental United States of America; (h) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (i) bill and hold goods; (j) unserviceable, obsolete or discontinued Inventory; (k) slow moving Inventory to the extent that the ratio of slow moving Inventory of any Borrower to all Inventory of such Borrower exceeds such ratio as of the date hereof; (l) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (m) returned, damaged and/or defective Inventory; (n) Inventory used for displays; (o) Inventory acquired in connection with Buy-Back Obligations; and
(p) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral. No Inventory of WAMI shall be deemed Eligible Inventory.

         1.23 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between each Borrower and any governmental authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

         1.24 "Equipment" shall mean all of each Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         1.25 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.26 "ERISA Affiliate" shall mean any person required to be aggregated with any Borrower or Guarantor or any Subsidiary of any Borrower or Guarantor under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         1.27 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by a Borrower or Waxman Industries on behalf of such Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to such Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by or on behalf of such Borrower.

         1.28 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

         1.29 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.30 "Excess Availability" shall mean, as to Borrowers, the amount calculated at any time, equal to: (a) the lesser of (i) the amount of the Loans available to Borrowers as of such time based on the applicable lending formulas multiplied by the Net Amount of Eligible Accounts and the Value of Eligible Inventory and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder and (ii) the Maximum Credit, MINUS (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations of Borrowers (other than the Obligations arising pursuant to the guarantee by any Borrower of the Obligations of the other Borrowers), plus (ii) the aggregate amount of all trade payables of Borrowers which are more than sixty (60) days past due as of such time and other obligations of Borrowers which are past due longer than is consistent with the current practices of Borrowers as of the date hereof plus (iii) the amount of checks issued by Borrowers to pay trade payables and other obligations which are more than sixty (60) days past due, but not yet sent (without duplication of amounts included in clause (b)(ii) of this definition).

         1.31 "Exchange Act" shall mean the Securities Exchange Act of 1934, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.32 "Existing Lenders" shall mean the lenders to Borrowers listed on
Schedule 1.32 hereto (and including BankAmerica Business Credit, Inc. in its capacity as agent acting for such lenders).

         1.33 "Existing Letters of Credit" shall mean, collectively, the letters of credit issued for the account of a Borrower or Guarantor or for which such Borrower or Guarantor is otherwise liable listed on Schedule 1.33 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.34 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.35 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.15 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

         1.36 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         1.37 "Guarantors" shall mean, collectively, the following together with their respective successors and assigns: (a) Waxman Industries, Inc., a Delaware corporation; (b) Waxman USA Inc., a Delaware corporation; and (c) TWI, International, Inc., a Delaware corporation; each sometimes being referred to herein individually as a "Guarantor".

         1.38 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

         1.39 "Indebtedness" shall mean, with respect to any Person, without duplication, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods or materials that is not overdue by more than ninety

(90) days or in connection with obtaining services that is not overdue by more than the number of days that is consistent with the current practices of Borrowers as of the date hereof, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to mandatorily redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person which redemption and repurchase obligations are mandatory or are exercisable at the election of the holder thereof; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; and (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time.

         1.40 "Information Certificate" shall mean the Information Certificates with respect to each Borrower and Guarantor constituting Exhibit A hereto containing material information with respect to such Borrower and Guarantor, its business and assets provided by or on behalf of Borrowers or Guarantors to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         1.41 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as a Borrower (or Waxman Industries on behalf of such Borrower) may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; PROVIDED, THAT, such Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

         1.42 "Interest Rate" shall mean, as to Prime Rate Loans, a rate of one-half (1/2%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of two and one-half (2 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by a Borrower or Waxman Industries on behalf of such Borrower) as in effect three (3) Business Days after the date of receipt by Lender of the request of a Borrower (or Waxman Industries on behalf of such Borrower) for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to a Borrower or Waxman Industries on behalf of such Borrower); PROVIDED, THAT, the Interest Rate shall mean the rate of two and one-half percent (2

1/2%) per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of four and one-half (4 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice,
(a) for the period (i) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all outstanding and unpaid Obligations which are not contingent and cash collateral or an acceptable letter of credit in connection with contingent Obligations as provided in
Section 12.1(a) hereof (notwithstanding entry of a judgment against a Borrower) and (ii) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing, and (b) on the Loans to a Borrower at any time outstanding in excess of the amounts available to such Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

         1.43 "Inventory" shall mean all of each Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

         1.44 "Lender" shall mean Congress Financial Corporation, a Delaware corporation, and its successors and assigns.

         1.45 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of any Borrower or Obligor or (b) with respect to which Lender has, for the benefit of any Borrower or Guarantor, agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower of its obligations to such issuer (including, without limitation, the Existing Letters of Credit).

         1.46 "Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of a Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

         1.47 "Material Adverse Effect" shall mean a material adverse effect on
(a) the condition (financial or otherwise), business, performance, operations or properties of Borrowers taken as a whole or Borrowers and Guarantors taken as a whole; (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Lender upon the Collateral or any other property which is security for the Obligations; (d) the Collateral or any other property which is security for the Obligations, or the aggregate value of the Collateral or such other property; (e) the ability of Borrowers taken as a whole or Borrowers and Guarantors taken as a whole to repay the Obligations or of any Borrower to perform its obligations under this Agreement or any of the other Financing Agreements; or (f) the ability of Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Lender under this Agreement or any of the other Financing Agreements.

         1.48  "Maximum Credit" shall mean the amount of $20,000,000.

         1.49 "Mortgage" shall mean the Mortgage, Security Agreement, Financing Statement and Assignment of Leases and Rents and Fixture Filing by Waxman Industries in favor of Lender with respect to the Real Property and related assets of Waxman Industries in Bedford Heights, Ohio, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.50 "Net Amount of Eligible Accounts" shall mean, as to each Borrower, the gross amount of the Eligible Accounts of such Borrower less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto (including, without limitation, the amounts payable by such Borrower to customers as non- recurring special contract consideration sometimes referred to as "procurement costs", but not including amounts payable by Borrowers to customers pursuant to Buy-Back Obligations, store resets, markdowns, Co-op Advertising and volume rebates, Conversion Obligations and items similar to the foregoing to the extent such amounts are included in the calculation of the Dilution Reserve).

         1.51 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers to Lender and/or its Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

         1.52 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (including the Guarantors), other than Borrowers.

         1.53 "Other Taxes" shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Financing Agreements.

         1.54 "Permitted Holders" shall mean Armond Waxman, Melvin Waxman, trusts for the benefit of any of Armond Waxman, Melvin Waxman or members of their families, the heirs of or administrators or executors for the respective estates of Armond Waxman or Melvin Waxman or any person, entity or group of persons controlled by any of the foregoing.

         1.55 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.56 "Pledged Share Availability" shall mean, at any time, the lesser of: (a) the amount equal to seventy (70%) percent of the Fair Market Value of the Pledged Shares at such time as determined by Lender, less the amount of all commissions, costs and expenses which Lender determines in good faith would be required to sell or otherwise dispose of the Pledged Shares at such time (which amount as of the date hereof shall be $75,000) or (b) $5,000,000. For purposes hereof, "Fair Market Value" shall mean, with respect to the Pledged Shares (i) the closing price per share of the Pledged Shares on the principal exchange on which the Pledged Shares are then trading, if any, on such date, or, if the Pledged Shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Pledged Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, (A) the last sales price, if the Pledged Shares are then listed as a National Market Issue under the NASDAQ National Market System or (B) in all other cases, the mean between the closing representative bid and asked price for the Pledged Shares on such date as reported by NASDAQ or such successor quotation system; or
(iii) if the Pledged Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Pledged Shares on such date as determined in good faith by Lender; or (iv) if the Pledged Shares are not publicly traded, the fair market value established by Lender in good faith.

         1.57 "Pledged Shares" shall mean the shares of Capital Stock of Barnett Inc. directly and beneficially owned by Waxman USA and held by or on behalf of Lender, to the extent subject to the first priority perfected pledge and security interest of Lender, free and clear of any lien, pledges, security interests, claims, encumbrances or restrictions on the pledge or disposition thereof, consisting of 500,000 of such shares as of the date hereof.

         1.58 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.59 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

         1.60 "Real Property" shall mean all now owned and hereafter acquired real property of each Borrower and Guarantor, including leasehold interests, together with such Borrower's or Guarantor's interests in all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgage located in Bedford Heights, Ohio.

         1.61 "Records" shall mean all of each Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrowers with respect to the foregoing maintained with or by any other person).

         1.62 "Reference Bank" shall mean First Union National Bank, or such other bank as Lender may from time to time designate.

         1.63 "Refinancing Indebtedness" shall have the meaning set forth in
Section 9.9(k) hereof.

         1.64 "Renewal Date" shall have the meaning set forth in Section 12.1(a) hereof.

         1.65 "Senior Deferred Coupon Note Collateral" shall mean the Capital Stock of Waxman USA consisting of one hundred (100) shares of common stock pledged and delivered by Waxman Industries to and held by the Senior Deferred Coupon Note Trustee pursuant to the terms of the Senior Deferred Coupon Note Indenture.

         1.66 "Senior Deferred Coupon Note Indenture" shall mean the Indenture, dated as of May 20, 1994, between Waxman Industries, as issuer and the Senior Deferred Coupon Note Trustee, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.67 "Senior Deferred Coupon Note Trustee" shall mean The Huntington National Bank, as trustee under the Senior Deferred Coupon Note Indenture and any successor, replacement or additional trustee and their respective successors and assigns.

         1.68 "Senior Deferred Coupon Notes" shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) 12 3/4% Senior Secured Deferred Coupon Notes due 2004, Series A issued by Waxman Industries pursuant to the Senior Deferred Coupon Note Indenture and (b) the 12 3/4% Senior Secured Deferred Coupon Notes due 2004, Series B which have terms identical to the terms of the 12 3/4% Senior Secured Deferred Coupon Notes due 2004, Series A and may be offered to holders of the 12 3/4% Senior Secured Deferred Coupon Notes, Series A pursuant to a registration statement to be filed by Waxman Industries with the Securities and Exchange Commission.

         1.69 "Senior Note Indenture" shall mean the Indenture, dated as of April 3, 1996, by and between Waxman USA, as issuer, and the United States Trust Company of New York, as trustee, with respect to the Senior Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.70 "Senior Notes" shall mean, collectively, the 11 1/8% Senior Notes due September 1, 2001 issued by Waxman USA pursuant to the Senior Note Indenture, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.71 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

         1.72 "Taxes" shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of Lender, such taxes (including income taxes or franchise taxes) as are imposed on or measured by Lender's net income by any jurisdiction (or any political subdivision thereof).

         1.73 "TWI" shall mean TWI, International, Inc., a Delaware corporation, and its successors and assigns.

         1.74 "Value" shall mean, as reasonably determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value, PROVIDED, THAT, for purposes of Section 2.1 hereof, the Value of the Inventory shall not include: (i) "freight-in" charges, (ii) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to a Borrower or
(iii) write-ups in value with respect to currency exchange rates.

         1.75 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction or further investment at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

         1.76 "WAMI" shall mean Western American Manufacturing, Inc., a Delaware corporation, and its successors and assigns.

         1.77 "WAMI Sales" shall mean WAMI Sales, Inc., a Delaware corporation, and its successors and assigns.

         1.78 "Waxman Industries" shall mean Waxman Industries, Inc., a Delaware corporation, and its successors and assigns.

         1.79 "Waxman USA" shall mean Waxman USA Inc., a Delaware corporation, and its successors and assigns.

         1.80 "WOC" shall mean WOC Inc., a Delaware corporation, and its successors and assigns.

         1.81 "Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the product obtained by multiplying (i) the amount of each then outstanding installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.


SECTION 2.  CREDIT FACILITIES
            -----------------

         2.1   LOANS.

               (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Loans to Borrowers from time to time in amounts requested by any Borrower or on its behalf by Waxman Industries up to the amount equal to:

                  (i) eighty-five (85%) percent of the Net Amount of Eligible Accounts of Borrowers, PLUS

                  (ii) the lesser of (A) sixty (60%) percent of the Value of Eligible Inventory of Borrowers or (B) $10,000,000, PLUS

                  (iii)the Pledged Share Availability, MINUS

                  (iv) any Availability Reserves.

               (b) Lender may, in its discretion, from time to time, upon not less than five (5) days' prior notice to any Borrower (or Waxman Industries), reduce the lending formula with respect to Eligible Inventory to the extent that Lender determines in good faith that: (i) the number of days of the turnover of the Inventory for any period has increased or (ii) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (iii) the nature, quality and mix of the Inventory has deteriorated. The amount of any reduction in any lending formula by Lender pursuant to this Section 2.1(b) shall have a reasonable relationship to the matter which is the basis for such reduction in the good faith determination of Lender. To the extent an Availability Reserve shall have been established which is sufficient to address any event, condition or matter in a manner satisfactory to Lender in its good faith determination, Lender shall not exercise its rights under this Section 2.1(b) to reduce the lending formulas to address such event, condition or matter.

               (c) Except in Lender's discretion, (i) the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit, (ii) the aggregate amount of the Loans based on Eligible Accounts of WAMI outstanding at any time shall not exceed $750,000, and
(iii) the aggregate amount of the Loans based on Eligible Accounts and Eligible Inventory of WAMI Sales outstanding at any time shall not exceed $1,500,000. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimit for Eligible Inventory set forth in Section 2.1(c)(ii) above, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(d) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

               (d) For purposes only of applying the sublimit on Loans based on Eligible Inventory pursuant to Sections 2.1(a)(ii) hereof, Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Loans to the extent Lender is in effect relying on the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Loans and Availability Reserves shall be attributed first to any components of the lending formulas in Section 2.1 that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.

         2.2   LETTER OF CREDIT ACCOMMODATIONS.

               (a) Subject to and upon the terms and conditions contained herein, at the request of a Borrower (or Waxman Industries on behalf of such Borrower), Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of such Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Loans to Borrowers pursuant to this
Section 2.

               (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Lender a letter of credit fee at a rate equal to one and one-half percent (1 1/2%) per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrowers shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to three and one-half percent (3 1/2%) per annum or such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all outstanding and unpaid Obligations which are not contingent and cash collateral (or an acceptable letter of credit) in connection with contingent Obligations as provided in Section 12.1(a) hereof (notwithstanding entry of a judgment against any Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default and for so long as such Event of Default is continuing. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement.

               (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Loans available to Borrowers (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of
(A) the percentage equal to one hundred (100%) percent minus the then applicable percentage set forth in Section 2.1(a)(ii)(A) above multiplied by the Value of such Eligible Inventory, plus (B) freight, taxes, duty and other amounts that Lender reasonably estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower's locations for Eligible Inventory within the United States of America and (ii) if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, an Availability Reserve shall be established in the applicable amount set forth in Section 2.2(c)(i) or
Section 2.2(c)(ii).

               (d) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed $10,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Loans otherwise available to Borrowers shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

               (e) Each Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses suffered or incurred by Lender in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Each Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower's agent. Each Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Each Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by such Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation except for Lender's own gross negligence, wilful misconduct or bad faith as determined pursuant to a final non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

               (f) Nothing contained herein shall be deemed or construed to grant Borrowers or Guarantors any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers and Guarantors shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrowers and Guarantors. Lender shall have the sole and exclusive right and authority to, and Borrowers and Guarantors shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents,
(B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in any Borrower's or Guarantor's name.

               (g) Any rights, remedies, duties or obligations granted or undertaken by any Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower or Guarantor to Lender. Any duties or obligations reasonably undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers and Guarantors to Lender and to apply in all respects to Borrowers and Guarantors.

         2.3 AVAILABILITY RESERVES. All Loans otherwise available to Borrowers pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves in accordance with the terms set forth in the definition of such term.

         2.4 JOINT AND SEVERAL LIABILITY. Borrowers shall be liable for all amounts due to Lender under this Agreement, regardless of which Borrower actually receives the Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Lender accounts for such Loans, Letter of Credit Accommodations or other extensions of credit on its books and records. The Obligations with respect to Loans made to a Borrower, and the

Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to Loans made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of all Borrowers. The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (b) the absence of any attempt to collect the Obligations from the other Borrowers, any Guarantor or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance or granting of any indulgence by Lender with respect to any provisions of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to Lender, (d) the failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrowers, (e) the election of Lender in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) the disallowance of all or any portion of the claim(s) of Lender for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (g) any other circumstances which might constitute a legal or equitable discharge or defense of a Guarantor or of the other Borrowers, other than the wilful misconduct, gross negligence or bad faith of Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrowers hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Lender now has or may hereafter have against Borrowers, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Lender. Upon any Event of Default and for so long as the same is continuing, Lender may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that Lender shall be under no obligation to marshall any assets in favor of Borrower(s) or against or in payment of any or all of the Obligations.


SECTION 3.  INTEREST AND FEES
            -----------------

         3.1   INTEREST.

               (a) Borrowers shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default (and for so long as the same is continuing) or the effective date of the termination or non-renewal hereof shall be payable on demand.

               (b) Borrower (or Waxman Industries on behalf of such Borrower) may from time to time request that Prime Rate Loans to it be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans to it continue for an additional Interest Period. Such request from or on behalf of a Borrower shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from or on behalf of a Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, PROVIDED, THAT, (i) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement,
(iii) the Borrower requesting such Eurodollar Rate Loan (or Waxman Industries on behalf of such Borrower) shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrowers from time to time for requests by Borrowers for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by a Borrower shall not exceed the amount equal to eighty (80%) percent of the lowest principal amount of the Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Loans) and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by or on behalf of such Borrower. Any request by or on behalf of a Borrower to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

               (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans to a Borrower shall, at Lender's option, upon notice by Lender to Waxman Industries, convert to Prime Rate Loans (i) upon an Event of Default or act, condition or event which, with the notice or passage of time, or both, would constitute an Event of Default, (ii) upon the effective date of the termination or non-renewal of this Agreement, or (iii) at any time that the aggregate principal amount of the Eurodollar Rate Loans which have been requested for which the applicable Interest Period has not ended exceed either (A) the aggregate principal amount of the Loans then outstanding, or (B) the then outstanding principal amount of Loans then available to such Borrower under Section 2 hereof. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of a Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss, cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

               (d) Interest shall be payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is publicly announced by Reference Bank based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

         3.2 CLOSING FEE. Borrowers shall pay to Lender as a closing fee the amount of $100,000, which shall be fully earned and payable as of the date hereof.

         3.3 SERVICING FEE. Borrowers shall pay to Lender monthly a servicing fee in an amount equal to $3,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations which are not contingent are outstanding and Lender has not received cash collateral (or an acceptable letter of credit) in connection with contingent Obligations as provided in Section 12.1(a) hereof. Such fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

         3.4 UNUSED LINE FEE. Borrowers shall pay to Lender monthly an unused line fee at a rate equal to three-eighths percent (3/8%) per annum calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations which are not contingent are outstanding, and Lender has not received cash collateral (or an acceptable letter of credit) in connection with contingent Obligations as provided in
Section 12.1(a) hereof. Such fee shall be payable on the first day of each month in arrears.

         3.5   CHANGES IN LAWS AND INCREASED COSTS OF LOANS.

               (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to a Borrower, convert to Prime Rate Loans in the event that

(i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender in good faith to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender in good faith to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender in good faith to be material. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of a Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (other than loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to a Borrower (or Waxman Industries on behalf of Borrowers) and shall be conclusive, absent manifest error.

               (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
6.3 or any other payments made with the proceeds of Collateral, Borrowers shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of a Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (other than loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.


SECTION 4.  CONDITIONS PRECEDENT
            --------------------

         4.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

               (a) Lender shall have received, in form and substance reasonably satisfactory to Lender, all releases, terminations and such other documents as Lender may reasonably request to evidence and effectuate the termination by the Existing Lenders to Borrowers of their respective financing arrangements with Borrowers and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrowers and any Obligor in connection with such financing arrangements, duly authorized, executed and delivered by it or each of them, including, but not limited to, UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and any Borrower or Obligor, as debtor;

               (b) Lender shall have received evidence, in form and substance reasonably satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

               (c) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have reasonably requested in connection therewith, such documents where reasonably requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

               (d) no material adverse change shall have occurred in the assets or business of Borrowers, taken as a whole, since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of any Borrower or Obligor in any material respect to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

               (e) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may reasonably require to determine the amount of Loans available to Borrowers (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through a date not more than three (3) Business Days prior to the date hereof (or such earlier date which is acceptable to Lender) and test counts of the Inventory in a manner satisfactory to Lender, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Lender to accurately identify and verify the Collateral), the results of which each case shall be reasonably satisfactory to Lender, not more than three (3) Business Days prior to the date hereof;

               (f) Lender shall have received originals of the shares of the stock certificates representing all of the issued and outstanding shares of the Capital Stock of the Subsidiaries of TWI incorporated under the laws of any State of the United States of America and stock certificates representing sixty-five (65%) percent of the issued and outstanding shares of Capital Stock of the Subsidiaries of TWI which are not incorporated under the laws of a State of the United States of America, in each case together with stock powers duly executed in blank with respect thereto;

               (g) Lender shall have received, in form and substance reasonably satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may reasonably deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements by lessors, mortgagees and warehousemen and agreements from sales agents used by any Borrower;

               (h) the aggregate amount of the Excess Availability of Borrowers shall be not less than $5,000,000, as of the date hereof, after giving effect to the initial Loans made or to be made and initial Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

               (i) Lender shall have received, in form and substance reasonably satisfactory to Lender, a valid and effective title insurance policy issued by a company and agent reasonably acceptable to Lender (i) insuring the priority, amount and sufficiency of the Mortgage, (ii) insuring against matters that would be disclosed by surveys and (iii) containing any legally available endorsements, assurances or affirmative coverage reasonably requested by Lender for protection of its interests;

               (j) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance reasonably satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

               (k) Lender shall have received, in form and substance reasonably satisfactory to Lender, such opinion letters of counsel(s) to Borrowers with respect to the Financing Agreements and the security interests and liens of Lender with respect to the Collateral and such other matters as Lender may reasonably request (and including opinion letters of counsel to TWI and its Subsidiaries in Taiwan, Mexico and the People's Republic of China with respect to the pledge of the Capital Stock of its Subsidiaries to Lender); and

               (l) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance reasonably satisfactory to Lender.

         4.2 CONDITIONS PRECEDENT TO ALL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

               (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such


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



Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

               (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or
(ii) has or could reasonably be expected to have a material adverse effect on the assets or business of Borrowers, taken as a whole, or would impair the ability of any Borrower or Obligor to perform its obligations hereunder or under any of the other Financing Agreements or of Lender to enforce any Obligations or realize upon any of the Collateral; and

               (c) no Event of Default and no act, condition or event which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.


SECTION 5.  GRANT OF SECURITY INTEREST
            --------------------------

         To secure payment and performance of all Obligations, each Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and each Borrower hereby assigns to Lender as security the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Lender, collectively, the "Collateral"):

         5.1   Accounts;

         5.2 all present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, investment property, letters of credit, bankers' acceptances and guaranties;

         5.3 all present and future monies, securities and other investment property, credit balances, deposits, deposit accounts and other property of such Borrower now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other


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



institution from or for the account of such Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation,
(a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

         5.4   Inventory;

         5.5   Equipment;

         5.6   Records; and

         5.7 all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.


SECTION 6.  COLLECTION AND ADMINISTRATION
            -----------------------------

         6.1 BORROWERS' LOAN ACCOUNTS. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

         6.2 STATEMENTS. Lender shall render to Waxman Industries, as agent for Borrowers, each month a statement setting forth the balance in Borrowers' loan account(s) maintained by Lender for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent fraud, mistake or manifest errors or omissions, be considered correct and deemed accepted by Borrowers and Guarantors and conclusively binding upon Borrowers and Guarantors as an account stated except to the extent that Lender receives a written notice from Borrowers of any specific exceptions of Borrowers thereto within forty-five (45) days after the date such statement has been given by Lender to Waxman Industries. In the event of a subsequent adjustment to any such statement by Lender, Lender shall notify Waxman Industries (as agent for Borrowers) of such adjustment and such adjustments shall be considered correct and deemed accepted by Borrowers and Guarantors and conclusively binding upon Borrowers and Guarantors as an account stated, except to the extent that Lender receives a written notice from

Borrowers of any specific exceptions of Borrowers thereto within forty-five (45) days after the date of notice of such adjustment has been given by Lender to Waxman Industries. Until such time as Lender shall have rendered to Borrowers or Waxman Industries a written statement as provided above, the balance in a Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by such Borrower.

         6.3   COLLECTION OF ACCOUNTS.

               (a) Borrowers shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are reasonably acceptable to Lender into which Borrowers shall promptly deposit and direct its account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance reasonably satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Borrowers agree that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the property of Lender.

               (b) For purposes of calculating the amount of the Loans available to Borrowers, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day.

               (c) Each Borrower and all of its directors, employees, agents, Subsidiaries and other Affiliates shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be


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



commingled with a Borrower's own funds. Each Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person in connection with such Blocked Account or any amounts received therein or transferred therefrom. The obligation of Borrowers to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

         6.4 PAYMENTS. All Obligations shall be payable to the Lender as provided in Section 6.3 to such account or place as Lender may designate from time to time. Lender may apply payments received or collected from Borrowers or for the account of Borrowers (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrowers. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrowers shall be liable to pay to Lender, and do hereby indemnify and hold Lender harmless for, the amount of any such payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         6.5   TAXES.

               (a) Any and all payments by each Borrower and Guarantor to Lender under this Agreement and any of the other Financing Agreements shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, Borrowers shall pay all Other Taxes.

               (b) Borrowers and Guarantors agree, jointly and severally, to indemnify and hold harmless Lender for the full amount of Taxes or Other Taxes paid by Lender (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section, but not including Other Taxes that arise as a result of Lender's arrangements with the applicable taxing jurisdiction, if any, and not as a result of this Agreement) and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses) other than those resulting solely from a failure by Lender to pay any Taxes or Other Taxes which it is required to pay and for which it received an indemnity payment) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. Payment under this indemnification shall be made within thirty (30) days after the date Lender makes written demand therefor. If such Taxes or Other

Taxes were not correctly or legally asserted, Lender shall, upon Borrowers' request and at Borrowers' expense, provide such documents to Borrowers, in form and substance satisfactory to Lender, as Borrowers may reasonably request, to enable Borrowers to contest such Taxes or Other Taxes pursuant to appropriate proceedings then available to Borrower (so long as providing such documents shall not, in the good faith determination of Lender, have a reasonable likelihood of resulting in any liability of Lender).

               (c) If any Borrower or Guarantor shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Lender, then:

                   (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                   (ii) such Borrower or Guarantor shall make such deductions and withholdings;

                   (iii)such Borrower or Guarantor shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                   (iv) such Borrower or Guarantor shall also pay to Lender, at the time interest is paid, all additional amounts which Lender specifies as necessary to preserve the after-tax yield Lender would have received if such Taxes or Other Taxes had not been imposed.

               (d) Within thirty (30) days after the date of any payment by any Borrower or Guarantor of Taxes or Other Taxes, such Borrower or Guarantor shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to Lender.

               (e) If any Borrower or Guarantor otherwise would be required to pay additional amounts to Lender pursuant to subsection (c) of this Section, then Lender shall use reasonable efforts at Borrowers' expense (consistent with legal and regulatory restrictions) to file such forms or documents and take such other action, including changing the jurisdiction of its lending office so as to eliminate any such additional payment by such Borrower or Guarantor which may thereafter accrue.

         6.6 AUTHORIZATION TO MAKE LOANS. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be any of the persons listed on
Schedule 6.6 hereto or such other persons as any Borrower or Guarantor may at any time and from time to time designate in writing to Lender to be authorized to request Loans or Letter of Credit Accommodations or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of any Borrower or otherwise disbursed or established in accordance with the instructions of any Borrower (or its agent) or in accordance with the terms and conditions of this Agreement.

         6.7 APPOINTMENT OF AGENT FOR REQUESTING LOANS AND RECEIPTS OF LOANS AND STATEMENTS.

               (a) Each Borrower hereby irrevocably appoints and constitutes Waxman Industries as its agent to request and receive Loans and Letter of Credit Accommodations pursuant to this Agreement and the other Financing Agreements from Lender in the name or on behalf of such Borrower. Lender may disburse the Loans to such bank account of a Borrower or Waxman Industries or otherwise make such Loans to a Borrower and provide such Letter of Credit Accommodations to a Borrower as Waxman Industries may designate or direct, without notice to any other Borrower or Obligor.

               (b) Waxman Industries hereby accepts the appointment by Borrowers to act as the agent of Borrowers pursuant to this Section 6.6. Waxman Industries shall ensure that the disbursement of any Loans to each Borrower requested by or paid to Waxman Industries or the issuance of any Letter of Credit Accommodations for a Borrower hereunder shall be paid to or for the account of such Borrower.

               (c) Each Borrower hereby irrevocably appoints and constitutes Waxman Industries as its agent to receive statements on account and all other notices from Lender with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

               (d) No purported termination of the appointment of Waxman Industries as agent as aforesaid shall be effective, except after ten (10) days' prior written notice to Lender.

         6.8 USE OF PROCEEDS. Borrowers shall use the initial proceeds of the Loans provided by Lender to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.


SECTION 7.  COLLATERAL REPORTING AND COVENANTS
            ----------------------------------

         7.1   COLLATERAL REPORTING.

               (a) Borrowers shall provide Lender with the following documents in a form reasonably satisfactory to Lender:

                   (i) on a weekly basis or more frequently as Lender may reasonably request, a schedule of sales made, credits issued and cash received,

                   (ii) on a monthly basis or more frequently as Lender may reasonably request, (A) agings of accounts payable (including the status of payments to owners and lessors of the leased premises of Borrowers and the sales agent, warehouses and processors used by Borrowers), (B) agings of accounts receivable (together with a reconciliation to the previous month's aging and to its general ledger), (C) perpetual inventory reports by category and location,
(D) a report of all liability accounts that reflect consideration payable by Borrowers to customers and other concessions to customers including Buy-Back Obligations and reserves for such obligations, store resets, markdowns, Co-Op Advertising and volume rebates, Conversion Obligations, non-recurring special contract consideration and items similar to any of the foregoing, as Lender may reasonably request and (E) a statement of the outstanding loans and payments made, and Accounts owing to, Affiliates as of the last day of the immediately preceding month;

                   (iii)upon Lender's reasonable request, (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrowers;

                   (iv) when entered into, contracts giving rise to Buy-Back Obligations and Conversion Obligations and prompt written notice of any other agreement with any customer to provide concessions or make payments to such customer (including contract consideration, store resets, markdowns, volume rebates and procurement costs); and

                   (v) such other reports as to the Collateral as Lender shall reasonably request from time to time.

               (b) If any of Borrower's or Guarantor's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, each Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2   ACCOUNTS COVENANTS.

               (a) Each Borrower shall notify Lender promptly of: (i) any material delay in such Borrower's performance of any of its obligations to any account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, or any material disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to any Borrower or Guarantor relating to the financial condition of any account debtor and (iii) any event or circumstance which, to such Borrower's or Guarantor's knowledge, would be reasonably likely to cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension, or agreement with respect to any credit, discount, allowance or extension, shall be granted by any Borrower to any account debtor without Lender's consent, EXCEPT in the ordinary course of such Borrower's business consistent with the current practices of such Borrower as of the date hereof and as to any such agreement so long as Lender shall have received notice thereof to the extent required under Section 7.1 above. So long as no Event of Default exists or has occurred and is continuing, each Borrower in its discretion shall have the right to settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances, PROVIDED, THAT, Lender shall give Waxman Industries prior written notice of its election to exercise such option.

               (b) Without limiting the obligation of Borrowers to deliver any other information to Lender, Borrowers shall promptly report to Lender any return of Inventory by any one account debtor if the Inventory so returned in such case has a value in excess of $100,000. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property,
(iii) dispose of the returned Inventory solely according to Lender's instructions in good faith, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

               (c) With respect to each Account: (i) the amounts shown on any invoice or schedule thereof delivered to Lender shall be true and complete (other than as to de minimis amounts), (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of business of Borrowers consistent with the current practices of Borrowers as of the date hereof, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

               (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

               (e) Each Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to such Borrower, all chattel paper and instruments which such Borrower now owns or may at any time hereafter acquire during the term of this Agreement, immediately upon such Borrower's receipt thereof, except as Lender may otherwise agree.

               (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may in good faith deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and each Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

         7.3 INVENTORY COVENANTS. With respect to the Inventory: (a) each Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping in all material respects correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the cost therefor and daily withdrawals therefrom and additions thereto; (b) each Borrower shall conduct a physical count of the Inventory of such Borrower at least once each year, but at any time or times as Lender may request on or after an Event of Default and for so long as the same is continuing, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) each Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of such Borrower's business and except to move Inventory directly from one location of such Borrower set forth or permitted herein to another such location of such Borrower or any other Borrower (so long as a financing statement between Lender, as secured party and such other Borrower, as debtor, covering such Inventory has previously been recorded in the appropriate governmental offices of the jurisdiction of such location); (d) upon Lender's reasonable request, Borrowers shall, at their expense, no more than twice in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default and for so long as the same is continuing, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology reasonably acceptable to Lender and by an appraiser reasonably acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (e) each Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) as between Lender and Borrowers, each Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory, EXCEPT for liabilities incurred by Lender due to acts or omissions of Lender which constitute bad faith, gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction ; (g) each Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate such Borrower to repurchase such Inventory (except in connection with Buy-Back Obligations reported to Lender in accordance with the terms of this Agreement and except for the right of return of customers for Inventory which is defective or non-conforming); (h) each Borrower shall keep the Inventory in good and marketable condition (other than obsolete Inventory); and (i) each Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

         7.4 EQUIPMENT COVENANTS. With respect to the Equipment: (a) each Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear and obsolete Equipment excepted); (b) each Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (c) each Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of business of such Borrower or to move Equipment directly from one location of a Borrower set forth or permitted herein to another such location of such or any other Borrower (so long as a financing statement between Lender, as secured party, and such other Borrower, as debtor, covering such Equipment has previously been recorded in the appropriate governmental offices of the jurisdiction of such location) and except for the movement of motor vehicles used by or for the benefit of such Borrower in the ordinary course of business; and (d) as between Lender and Borrowers, each Borrower assumes all responsibility and liability arising from the use of the Equipment.

         7.5 POWER OF ATTORNEY. Each Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as such Borrower's true and lawful attorney-in- fact, and authorizes Lender, in such Borrower's or Lender's name, to: (a) at any time an Event of Default exists or has occurred and is continuing, (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts or other Collateral by legal proceedings or otherwise, (iii) exercise all of such Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account or other Collateral upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Lender, and open all mail addressed to such Borrower and handle and store all mail relating to any of the Collateral and make available for Borrowers to obtain all other mail at the offices of Lender or such other reasonable location as Lender may specify for such purpose, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill such Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment constituting Collateral or in respect of Collateral or proceeds thereof received in or for deposit in the Blocked Accounts or otherwise received by Lender, (ii) have access to any lockbox or postal box into which such Borrower's mail relating to any of the Collateral or which Lender believes may be related to Collateral is deposited, (iii) endorse such Borrower's name upon any items of payment constituting Collateral or proceeds thereof and deposit the same in the Lender's account for application to the Obligations, (iv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs in such Borrower's name, Lender's name or the name of Lender's designee, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose, (vi) sign such Borrower's name on any verification of Accounts and notices thereof to account debtors and (vii) execute in such Borrower's name and file any UCC financing statements or amendments thereto. Each Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence, wilful misconduct or bad faith as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.6 RIGHT TO CURE. Lender may, at its option, (a) upon notice to any Borrower (or Waxman Industries), cure any default by Borrower under any material agreement with a third party which affects any Collateral, the value of such Collateral or the ability of Lender to collect, sell or otherwise dispose of such Collateral or the rights and remedies of Lender hereunder or under any of the other Financing Agreements or the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower or Guarantor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to


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



the Collateral and (d) pay any amount, incur any expense or perform any act which, in Lender's good faith judgment, is reasonably necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge any Borrower's account therefor, such amounts to be repayable by any Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrowers. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.7 ACCESS TO PREMISES. From time to time as reasonably requested by Lender, at the cost and expense of Borrowers, (a) Lender or its designee shall have complete access to all premises of Borrowers and Guarantors during normal business hours and after reasonable notice to Borrowers or Waxman Industries, or at any time and without notice to Borrowers or Waxman Industries if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of such Borrower's and Guarantor's books and records, including, without limitation, the Records, and
(b) each Borrower and Guarantor shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may reasonably request, and (c) Lender or its designee may use during normal business hours such of each Borrower's and Guarantor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing (PROVIDED, THAT, Borrowers and Guarantors shall make such personnel, equipment, supplies and premises available to Lender or its designee in such manner so as to minimize any interference with the operations of Borrowers and Guarantors) and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.


SECTION 8.  REPRESENTATIONS AND WARRANTIES
            ------------------------------

         Each Borrower and Guarantor hereby jointly and severally represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrowers:

         8.1 CORPORATE EXISTENCE, POWER AND AUTHORITY; SUBSIDIARIES. Each Borrower and Guarantor is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on such Borrower's or Guarantor's financial condition, results of operation or business or the rights of Lender hereunder or under any of the other Financing Agreements or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement and the other Financing Agreements to which it is a party and the transactions contemplated hereunder and thereunder are all within each Borrower's or Guarantor's corporate powers, have been duly authorized and are not in contravention of law or the terms of such Borrower's or Guarantor's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower is a party or by which such Borrower or Guarantor or its property are bound. This Agreement and the other Financing Agreements to which any Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable in accordance with their respective terms except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Borrowers and Guarantors do not have any Subsidiaries except as set forth on the Information Certificate.

         8.2 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrowers and Guarantors which have been or may hereafter be delivered by Borrowers or Guarantors to Lender have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes), and fairly present in all material respects the financial condition and the results of operation of Borrowers and Guarantors as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers or Guarantors to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities and condition, financial or otherwise of Borrowers taken as a whole or Borrowers and Guarantors taken as a whole, since the date of the most recent audited financial statements furnished by Borrowers or Guarantors to Lender prior to the date of this Agreement.

         8.3 CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS. The chief executive office of each Borrower and Guarantor and each Borrower's and Guarantor's Records concerning Accounts are located only at the addresses set forth in the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of each Borrower and Guarantor to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrowers or Guarantors and sets forth the owners and/or operators thereof.

         8.4 PRIORITY OF LIENS; TITLE TO PROPERTIES. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Each Borrower and Guarantor has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.



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



         8.5 TAX RETURNS. Each Borrower and Guarantor has filed, or caused to be filed, in a timely manner all material tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower and Guarantor has paid or caused to be paid all material taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all material accrued and unpaid Federal, State, county, local, foreign and other taxes of each Borrower and Guarantor whether or not yet due and payable and whether or not disputed.

         8.6 LITIGATION. Except as set forth on the Information Certificate, there is no present investigation by any Governmental Authority pending, or to the best of each Borrower's and Guarantor's knowledge threatened, against or involving any Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of each Borrower's and Guarantor's knowledge threatened, against any Borrower or Guarantor or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against such Borrower or Guarantor would result in any material adverse change in the assets or businesses of such Borrower or Guarantor or would impair the ability of such Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements to which such Borrower or Guarantor is a party or of Lender to enforce any Obligations or realize upon any Collateral.

         8.7 COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS. Each Borrower and Guarantor is not in default under, or in violation of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound where such default or violation would have a Material Adverse Effect. Each Borrower and Guarantor is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local Governmental Authority where the failure to so comply would have a Material Adverse Effect.

         8.8 BANK ACCOUNTS. All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower or Guarantor maintained at any bank or other financial institution are set forth on Schedule 8.8 hereto, subject to the right of each Borrower or Guarantor to establish new accounts in accordance with Section 9.13 below.

         8.9   ENVIRONMENTAL COMPLIANCE.

               (a) Except as set forth on Schedule 8.9 hereto, each Borrower and Guarantor has not, and has not permitted any Subsidiary to, generate, use, store, treat, transport, manufacture, handle, produce or dispose of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each Borrower and Guarantor and such Subsidiary complies in all material respects with all

Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

               (b) Except as set forth on Schedule 8.9 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of each Borrower's and Guarantor's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or Guarantor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects any Borrower or Guarantor or its business, operations or assets or any properties at which any Borrower or Guarantor has transported, stored or disposed of any Hazardous Materials, which would have a Material Adverse Effect.

               (c) No Borrower or Guarantor has material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

               (d) Each Borrower and Guarantor has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of such Borrower or Guarantor under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect where the failure to have any of the foregoing would have a Material Adverse Effect.

         8.10  EMPLOYEE BENEFITS.

               (a) No Borrower or Guarantor has engaged in any transaction in connection with which any Borrower, Guarantor or ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, which penalty or tax is greater than $100,000.

               (b) No liability in excess of $100,000 to the Pension Benefit Guaranty Corporation has been, or is expected by any Borrower or Guarantor to be, incurred with respect to any employee benefit plan of any Borrower, Guarantor or ERISA Affiliate. There has been no reportable event (within the meaning of Section 4043(b) of ERISA), or any other event or condition, with respect to any employee pension benefit plan of any Borrower, Guarantor or ERISA Affiliate which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

               (c) Full payment has been made of all amounts which any Borrower, Guarantor or ERISA Affiliate is required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee benefit plan as of the last day of the most recent fiscal


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



year of such plan ended prior to the date hereof. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee benefit plan maintained by a Borrower, Guarantor or ERISA Affiliate.

               (d) The current value of all vested accrued benefits under each employee benefit plan maintained by a Borrower or Guarantor that is subject to Title IV of ERISA does not exceed the current value of the assets of such plan. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

               (e) Except as set forth on Schedule 8.10 hereto, no Borrower, Guarantor, or any ERISA Affiliate, is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

         8.11  CAPITALIZATION.

               (a) All of the issued and outstanding: (i) shares of Capital Stock of Waxman USA are directly and beneficially owned and held by Waxman Industries, (ii) shares of Capital Stock of Waxman Group, WOC and TWI are directly and beneficially owned and held by Waxman USA and (iii) shares of WAMI and WAMI Sales are directly and beneficially owned and held by TWI, and in each case all of such shares referred to in clauses (i), (ii) and (iii) above have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Lender.

               (b) Each Borrower is, as of the date hereof, solvent after the creation of the Obligations, the security interests of Lender and the other transactions contemplated hereunder, is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its current practices as of the date hereof. The assets and properties of each Borrower at a fair valuation and at their present fair salable value are greater than the indebtedness of such Borrower, and including subordinated and contingent liabilities computed at the amount which, to the best of each Borrowers' knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.

         8.12 ACCURACY AND COMPLETENESS OF INFORMATION. All information furnished by or on behalf of any Borrower or Guarantor in writing to Lender pursuant to this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading in light of the circumstances under which they were made. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the businesses or assets of Borrowers taken as a whole, or Borrowers and Guarantors taken as a whole, which has not been accurately disclosed to Lender in writing (including pursuant to any Annual Reports on


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



Form 10-K or Quarterly Reports on Form 10-Q delivered by any Borrower or Guarantor to Lender).

         8.13 SURVIVAL OF WARRANTIES; CUMULATIVE. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrowers or Guarantors shall now or hereafter give, or cause to be given, to Lender.


SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS
            ----------------------------------

         9.1 MAINTENANCE OF EXISTENCE. Each Borrower and Guarantor shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto (except pursuant to a merger permitted hereunder) and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on its business as presently or proposed to be conducted. Each Borrower and Guarantor shall give Lender thirty (30) days' prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and such Borrower or Guarantor shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of such Borrower or Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of such Borrower or Guarantor as soon as it is available.

         9.2 NEW COLLATERAL LOCATIONS. Each Borrower and Guarantor may open any new location within the continental United States provided such Borrower or Guarantor (a) gives Lender thirty (30) days' prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.

         9.3   COMPLIANCE WITH LAWS, REGULATIONS, ETC.

               (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, comply with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws where the failure to so comply would have a Material Adverse Effect.

               (b) Each Borrower and Guarantor shall establish and maintain, at its expense, a system to assure and monitor its continued compliance with all Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of each Borrower and Guarantor who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by each Borrower and Guarantor to Lender. Borrowers and Guarantors shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

               (c) Borrowers and Guarantors shall give both oral and written notice to Lender immediately upon a Borrower's or Guarantor's receipt of any notice of, or a Borrower's or Guarantor's otherwise obtaining knowledge of, (i) the occurrence of any event involving the material release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any material non-compliance with or violation of any Environmental Law by a Borrower or Guarantor or (B) the material release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials other than in accordance with applicable Environmental Laws or (D) any other environmental, health or safety matter, which affects a Borrower or Guarantor or its business, operations or assets or any properties at which a Borrower or Guarantor transported, stored or disposed of any Hazardous Materials.

               (d) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of any Borrower or Guarantor in order to avoid any non-compliance, with any Environmental Law, such Borrower or Guarantor shall, at Lender's request and such Borrower's or Guarantor's expense:
(i) cause an independent environmental engineer reasonably acceptable to Lender to conduct such tests of the site where such Borrower's or Guarantor's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non- compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or such Borrower's or Guarantor's response thereto or the estimated costs thereof, shall change in any material respect.

               (e) Each Borrower and Guarantor shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower or Guarantor and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.4 PAYMENT OF TAXES AND CLAIMS. Each Borrower and Guarantor shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books. Borrowers and Guarantors shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and except as otherwise may be provided in Section 6.5 hereof, each Borrower and Guarantor agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans, PROVIDED, THAT, nothing contained herein shall be construed to require Borrowers or Guarantors to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.5   INSURANCE.

               (a) Each Borrower and Guarantor shall, at all times, maintain, or cause to be maintained, with reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Lender as to form, amount and insurer. Each Borrower and Guarantor shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if any Borrower or Guarantor fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All such policies shall provide for at least thirty (30) days' prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for any Borrower or Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Each Borrower and Guarantor shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and each Borrower and Guarantor shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrowers, Guarantors or any of their Affiliates.

               (b) At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations, EXCEPT THAT notwithstanding anything to the


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



contrary contained herein, if any of the Equipment or any portion of any building, structure or improvement on the Real Property of a Borrower is lost, physically damaged or destroyed, upon the written request of Waxman Industries, Lender shall hold the net cash proceeds from insurance received by Lender pursuant to this Section 9.5 as a result of such loss, damage or destruction as cash collateral and release such cash collateral to Waxman Industries to the extent necessary for the repair, refurbishing or replacement of such Equipment or building, structure or improvement, PROVIDED, THAT, all of the following conditions are satisfied: (i) no Event of Default shall exist or have occurred and be continuing, (ii) the amount of the insurance proceeds (together with any cash or Cash Equivalents of Borrowers then available to them for such purpose and any Loans available to Borrowers for such purpose, after taking into consideration the other obligations, liabilities and indebtedness of Borrowers) are sufficient, in Lender's reasonable determination, to effect such repair, refurbishing or replacement in a satisfactory manner and as required hereunder,
(iii) such proceeds shall be used first to repair, refurbish or replace the Collateral so lost, damaged or destroyed (free and clear of any security interests, liens, claims or encumbrances, except as permitted hereunder), (iv) the insurance carrier shall have waived any right of subrogation against Borrowers and Guarantors under its policy, (v) the casualty resulted in a payment of $500,000 in insurance proceeds or less, (vi) such repair, refurbishing or replacement shall be commenced as soon as reasonably practicable and shall be diligently pursued to satisfactory completion, (vii) the proceeds shall be disbursed from such cash collateral, from time to time as needed and/or, at Lender's option, released by Lender directly to the contractor, subcontractor, materialmen, laborers, engineers, architects and other persons rendering services or materials to repair, refurbish or replace the property so lost, damaged or destroyed, (viii) such repair, refurbishing or replacement can, in the good faith estimate of Lender (based on such estimates of the contractor or others with appropriate expertise in the good faith determination of Lender, be completed prior to the end of the then current term of this Agreement, and
(ix) the repair, refurbishing or replacement to which the proceeds are applied shall cause the Equipment, building, structure or improvement so lost, damaged or destroyed to be of at least equal value and substantially the same character as prior to such loss, damage or destruction. Upon completion of the work and payment in full therefor as provided above, or upon the failure to commence within a reasonable time, or diligently to continue the work within a reasonable time, Lender may, at Lender's option, either apply the amount of any such proceeds then or thereafter in the possession of Lender to the payment of the Obligations or hold such proceeds as cash collateral for the Obligations on terms and conditions reasonably acceptable to Lender and not release such funds to Borrowers or Guarantors, PROVIDED, THAT, nothing contained herein shall limit the right of Lender to apply any or all of such proceeds to the Obligations at any time an Event of Default shall exist or have occurred and be continuing or at any time with respect to the establishment of any Availability Reserves.

         9.6   FINANCIAL STATEMENTS AND OTHER INFORMATION.

               (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the businesses of Borrowers and Guarantors and their Subsidiaries in accordance with GAAP and Borrowers and Guarantors shall furnish or


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



cause to be furnished to Lender: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, but not including statements of cash flow and statements of shareholders' equity on a consolidating basis, which shall only be furnished to Lender within forty-five (45) days after the end of each fiscal quarter), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Waxman Industries and its Subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements of Waxman Industries and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Waxman Industries and its Subsidiaries as of the end of and for such fiscal year, together with the opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Waxman Industries and its Subsidiaries as of the end of and for the fiscal year then ended.

               (b) Borrowers and Guarantors shall promptly notify Lender in writing of the details of (i) any material loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in a material adverse change in the business, properties, assets or condition, financial or otherwise of Borrowers taken as a whole or Borrowers and Guarantors taken as a whole and
(ii) the occurrence of any Event of Default or act, condition or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

               (c) Without limiting the rights of Lender under any other provision of this Agreement, (i) as soon as available but in any event not later than seven (7) days after the end of each calendar month, Borrowers shall deliver to Lender, in form and substance reasonably satisfactory to Lender, a certificate by the chief financial officer of Borrowers that the amounts of the consideration payable by Borrowers to customers and other concessions to customers set forth in the reports delivered to Lender pursuant to Section 7.1 are, to the best of his knowledge, true, correct and complete in all material respects and (ii) as soon as available but in any event not later than thirty
(30) days after the end of each calendar month, Borrowers shall deliver to Lender, in form and substance satisfactory to Lender, a certificate by the chief financial officer of Borrowers that such amounts have been promptly and correctly recorded in the books and records of Borrowers (and in such reports) in accordance with the current practices of Borrowers as of the date hereof upon Borrowers incurring the liability to such customers.

               (d) Borrowers and Guarantors shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which any Borrower or Guarantor sends to its stockholders generally and copies of all reports and registration statements which any


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



Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

               (e) Borrowers and Guarantors shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the businesses of Borrowers and Guarantors, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the businesses of Borrowers and Guarantors to any court or other Governmental Authority or to any participant or assignee or prospective participant or assignee. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrowers' expense, copies of the financial statements of Borrowers and Guarantors and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and Guarantors and to disclose to Lender such information as they may have regarding the businesses of Borrowers and Guarantors. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrowers to Lender in writing.

         9.7 SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ETC. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly.

               (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, EXCEPT, THAT, any Borrower or Guarantor may merge with and into or consolidate with any other Borrower or Guarantor, PROVIDED, THAT, each of the following conditions is satisfied as determined by Lender in good faith: (i) Lender shall have received not less than ten (10) days' prior written notice of the intention of such Borrower or Guarantor to so merge or consolidate and such information with respect thereto as Lender may reasonably request, (ii) as of the effective date of the merger or consolidation and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, (iii) Lender shall have received true, correct and complete copies of all agreements, documents and instruments relating to such merger, including, but not limited to, the certificate or certificates of merger as filed with each appropriate Secretary of State, (iv) the surviving entity shall, immediately before and immediately after giving effect to such transaction or series of transactions have an Adjusted Net Worth (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) equal to or greater than the Adjusted Net Worth of each of the entities involved in such merger immediately prior to such transaction or series of transactions, (v) in the case of the merger of any Borrower, such Borrower as the surviving corporation shall expressly confirm, ratify and assume the Obligations and the Financing Agreements to which it is a party in writing, in form and substance reasonably satisfactory to Lender, and execute and deliver such other agreements, documents and instruments as Lender may reasonably request in connection therewith, and
(vi) each Borrower and Guarantor shall ratify and confirm that its guarantees of


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



the Obligations (and in the case of Borrowers, the guarantees of the Obligations of the other Borrowers) shall apply to the Obligations as assumed by such surviving entity; or

               (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person EXCEPT, FOR,

                   (i) sales of Inventory in the ordinary course of business,

                   (ii) the sale or other disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of any Borrower or Guarantor so long as (A) any proceeds are paid to Lender and (B) such sales do not have an adverse effect on the operations or business of any Borrower or Guarantor,

                   (iii)the sale or other disposition of other Equipment so long as (A) any proceeds are paid to Lender, (B) such sales do not involve Equipment having an aggregate fair market value in excess of $100,000 for all such Equipment disposed of in any fiscal year of Borrowers, and (C) such sales do not have an adverse effect on the operations or business of Borrowers taken as a whole;

                   (iv) the issuance and sale of Capital Stock of Waxman Industries consisting of common stock pursuant to the exercise of the existing warrants issued by Waxman Industries in accordance with the terms of the Warrant Agreement, dated as of May 20, 1994, by and between Waxman Industries and the Senior Deferred Coupon Note Trustee, as warrant agent,

                   (v) the issuance and sale by any Borrower or Guarantor of Capital Stock of such Borrower or Guarantor after the date hereof, PROVIDED, THAT, (A) Lender shall have received not less than ten (10) Business Days' prior written notice of such issuance and sale by such Borrower or Guarantor, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by such Borrower or Guarantor from such sale, (B) such Borrower or Guarantor shall not be required to pay any dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, unless otherwise permitted in Section 9.11 hereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that limit the right of such Borrower to request or receive Loans or Letter of Credit Accommodations or to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of any Borrower or Guarantor with Lender or are more restrictive or burdensome to such Borrower or Guarantor than the terms of any Capital Stock in effect on the date hereof, and (D) as of the date of such issuance and sale and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing,

                   (vi) the issuance of Capital Stock of any Borrower or Guarantor consisting of common stock pursuant to a stock option plan or 401(k) plan of such Borrower or Guarantor for the benefit of its employees, directors and consultants, PROVIDED, THAT, (A) in no event shall such Borrower or Guarantor be required to issue, or shall such Borrower or Guarantor issue, Capital Stock pursuant to such stock option plan or 401(k) plan which would result in a Change of Control or other Event of Default and (B) Borrowers shall give Lender prior written notice of the material terms of such stock option plan and such other information with respect thereto as Lender may reasonably request,

                   (vii) the sale and leaseback of the Real Property of Waxman Industries subject to the Mortgage located in Bedford Heights, Ohio, PROVIDED, THAT, as to such sale, each of the following conditions is satisfied as determined by Lender in good faith: (A) any and all proceeds payable to Waxman Industries or otherwise in connection with such sale shall be paid to Lender for application to the Obligations of Borrowers in such order and manner as Lender shall determine in good faith, (B) Lender shall have received prior written notice of any such sale, which notice shall set forth in reasonable detail satisfactory to Lender, the parties to such sale, the purchase price and the manner of payment thereof and such other information with respect thereto as Lender may reasonably request, (C) such sale shall be on commercially reasonable prices and terms, (D) the amount of the cash payments received by or on behalf of Waxman Industries on the effective date of the transfer of title to such Real Property shall be at least equal to the greater of $1,250,000 or the fair market value of such Real Property, (E) other than reasonable and customary fees and expenses incurred in connection with such sale and leaseback, Borrowers and Guarantors shall not incur any liabilities in connection with such sale, except as permitted herein, (F) as of the date of such sale, without limiting any other rights of Lender to establish Availability Reserves and in addition to any other Availability Reserves, a permanent Availability Reserve shall be established in the amount of $1,000,000 (except as Lender may otherwise agree), (G) as of the date of such sale and after giving effect thereto (and after giving effect to the permanent Availability Reserve described above), Excess Availability shall be not less than $3,000,000, and (H) as of the date of such sale and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time would constitute an Event of Default, shall exist or have occurred and be continuing;

               (c) wind up, liquidate or dissolve; or

               (d) agree to do any of the foregoing.

         9.8 ENCUMBRANCES. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, EXCEPT:

               (a) liens and security interests of Lender;



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



               (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books;

               (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower's or Guarantor's business (including carriers', warehousemen's, materialmen's and mechanics' liens) to the extent: (i) such liens secure Indebtedness or obligations which are not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

               (d) pledges and deposits of cash by any Borrower or Guarantor after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of Borrowers and Guarantors as of the date hereof;

               (e) pledges and deposits of cash by Borrowers after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of Borrowers and Guarantors as of the date hereof; PROVIDED, THAT, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance reasonably satisfactory to Lender;

               (f) liens arising from (i) operating leases and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by a Borrower located on the premises of such Borrower (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of Borrowers and the precautionary UCC financing statement filings in respect thereof;

               (g) zoning restrictions, easements, reservations, exceptions, encroachments, rights of way, licenses, covenants and other restrictions or encumbrances affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the businesses of Borrowers as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

               (h) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on real estate (including improvements thereto) arising after the date hereof in the aggregate for Borrowers not to exceed $3,000,000 so long as such security interests and mortgages do not apply to any property of Borrowers other than the Equipment or real estate so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be;

               (i) the pledge of, and security interest in, the Senior Deferred Coupon Note Collateral to secure the Indebtedness of Waxman Industries evidenced by or arising under the Senior Deferred Coupon Notes permitted under Section 9.9 below;

               (j) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, PROVIDED, THAT,
(i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect, and (iv) any such liens are junior and subordinate to the security interests and liens of Lender;

               (k) liens and security interests to secure Refinancing Indebtedness to the extent permitted under Section 9.9(k) below; and

               (l) security interests and liens in existence on the date hereof which are set forth on Schedule 8.4 hereto.

         9.9 INDEBTEDNESS. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, EXCEPT for (each of which shall be given independent effect):

               (a) the Obligations;

               (b) purchase money Indebtedness (including Capital Leases) to the extent incurred or secured by liens (including Capital Leases) permitted under
Section 9.8(h) hereof;

               (c) Indebtedness of any Borrower, Guarantor or any of their respective Subsidiaries arising pursuant to loans permitted under Section 9.10 hereof;

               (d) Indebtedness of Waxman Industries evidenced by or arising under the Senior Deferred Coupon Notes as in effect on the date hereof, PROVIDED, THAT:

                   (i) the aggregate principal amount of such Indebtedness shall not exceed $92,750,000 less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory, in respect thereof, plus interest thereon at the rate provided for in the Senior Deferred Coupon Notes as in effect on the date hereof,

                   (ii) Borrowers and Guarantors shall not, directly or indirectly, make any payments in respect of such Indebtedness, EXCEPT, THAT, Waxman Industries may make regularly scheduled payments of interest and fees, if any, in respect of such Indebtedness when due in accordance with the terms of the Senior Deferred Coupon Notes as in effect on the date hereof,

                   (iii)Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect any terms of such Indebtedness or any of the Senior Deferred Coupon Notes, the Senior Deferred Coupon Note Indenture or any related agreements, documents or instruments, EXCEPT THAT Waxman Industries may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and

                   (iv) Borrowers and Guarantors shall furnish to Lender all notices of default or demands concerning such Indebtedness received by any Borrower or Guarantor or on its behalf, promptly after receipt thereof;

               (e) Indebtedness of Waxman USA evidenced by or arising under the Senior Notes as in effect on the date hereof, PROVIDED, THAT:

                   (i) the aggregate amount of such Indebtedness shall not exceed $35,900,000 less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory, in respect thereof, plus interest thereon at the rate provided for in the Senior Notes as in effect on the date hereof,

                   (ii) Borrowers and Guarantors shall not, directly or indirectly, make any payments in respect of such Indebtedness, EXCEPT THAT Waxman USA may make regularly scheduled payments of interest and fees, if any, in respect of such Indebtedness when due in accordance with the terms of the Senior Notes as in effect on the date hereof,

                   (iii)Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect any terms of such Indebtedness or any of the Senior Notes or the Senior Note Indenture or any related agreements, documents and instruments, EXCEPT THAT Waxman USA may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and

                   (iv) Borrowers and Guarantors shall furnish to Lender all notices of default or demands in connection with such Indebtedness received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof;

               (f) unsecured Indebtedness of any Borrower (or its Subsidiaries) to any Guarantor or any Subsidiary of any Guarantor (other than Borrowers) arising after the date hereof pursuant to loans by such Guarantor or Subsidiary thereof to such Borrower (or Subsidiary of such Borrower), PROVIDED, THAT, (i) such loans are permitted under Section 9.10 hereof, (ii) such Indebtedness is subject to, and subordinate in right of payment to, the right of Lender to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Lender, (iii) Lender shall have received, in form and substance satisfactory to Lender, a subordination agreement providing for the terms of the subordination in right of payment of such Indebtedness of such Borrower (or Subsidiary thereof) to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Guarantor or Subsidiary (as the case may be) and Borrower (or Subsidiary thereof), (iv) such Borrower (or Subsidiary of such Borrower) shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness, (v) such Borrower shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect any terms of such Indebtedness or any agreement, document or instrument related thereto EXCEPT THAT such Borrower may, after prior written notice to Lender, amend, modify, alter or change such terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to Borrowers or otherwise more favorable to Borrowers, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (vi) such Borrower shall furnish to Lender all notices of default and demands in connection with such Indebtedness received by such Borrower or on its behalf promptly after receipt thereof;

               (g) unsecured Indebtedness of any Guarantor to any Borrower or any Subsidiary of any Guarantor arising after the date hereof pursuant to loans by such Borrower or Subsidiary to such Guarantor, PROVIDED, THAT, (i) such loans are permitted under Section 9.10 hereof, (ii) such Indebtedness is subject to, and subordinate in right of payment to, the right of Lender to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Lender, (iii) Lender shall have received, in form and substance satisfactory to Lender, a subordination agreement providing for the terms of the subordination in right of payment of such Indebtedness of such Guarantor to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Borrower or Subsidiary (as the case may be) and such Guarantor, (iv) such Guarantor shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness, except if such Indebtedness is owing to any Borrower, (v) such Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect any terms of such Indebtedness or any agreement, document or instrument related thereto, EXCEPT THAT so long as such Indebtedness is not owing to any Borrower, such Guarantor may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to

Guarantors or otherwise more favorable to Guarantors, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness or set aside or otherwise deposit or invest any sums for such purpose (except as expressly required pursuant to the terms thereof, or pursuant to regularly scheduled payments permitted herein or with the proceeds of any Refinancing Indebtedness permitted hereunder), and (vi) Guarantor shall furnish to Lender all notices of default and demands in connection with such Indebtedness received by such Guarantor or on its behalf promptly after receipt thereof;

               (h) unsecured Indebtedness of any Borrower to any other Borrower arising after the date hereof pursuant to loans by any such Borrower to another Borrower permitted hereunder;

               (i) Indebtedness of any Subsidiary of Waxman Industries, other than Borrowers and Guarantors, PROVIDED, THAT, as to any such Indebtedness (i) Borrowers and Guarantors shall not be directly or indirectly liable (by virtue of such Borrower or Guarantor being the primary obligor on, guarantor of, or otherwise liable in any respect of such Indebtedness); (ii) the occurrence of a default with respect thereto shall not result in, or permit any holder of any Indebtedness of any Borrower or Guarantor to declare a default on Indebtedness of any Borrower or Guarantor or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) the aggregate amount of the Indebtedness of TWI International Taiwan, Inc., CWI International China, Inc., Premier Faucet Corporation Hong Kong Limited, Premier Faucet Corporation Shenzen Co .and Cohart de Mexico, S.A. de C.V. shall not exceed $3,500,000 at any time outstanding;

               (j) Indebtedness of Borrowers, Guarantors or any of their respective Subsidiaries under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements or similar contractual arrangements intended to protect a Person against fluctuations in interest rates and currency swap agreements, forward currency purchase agreements or similar contractual arrangements intended to protect a Person against fluctuations in currency exchange rates; PROVIDED, THAT, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than $100,000,000 and are not for speculative purposes and such Indebtedness shall be unsecured;

               (k) Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, replace or substitute for, Indebtedness permitted under Section 9.9(b) hereof or Section 9.9(m) hereof (the "Refinancing Indebtedness"); PROVIDED, THAT, as to any such Refinancing Indebtedness, each of the following conditions is satisfied: (i) Lender shall have received not less than ten (10) Business Days' prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Lender, the amount of such Indebtedness, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Lender may reasonably request, (ii) promptly upon Lender's request, Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto, (iii) such Indebtedness incurred by any


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Borrower or Guarantor shall be at rates and with fees or other charges no higher or greater than the Indebtedness so extended, refinanced, replaced or substituted for, (iv) as of the date of incurring such Indebtedness and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, (v) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so extended, refinanced, replaced or substituted for (plus the amount of reasonable refinancing fees and expenses incurred in connection therewith), (vi) the Refinancing Indebtedness shall be secured by the same assets that secure the Indebtedness so extended, refinanced, replaced or substituted for, PROVIDED, THAT, such security interests with respect to the Refinancing Indebtedness shall have a priority no more senior than, and be at least as subordinated (on terms and conditions acceptable to Lender) as the security interest with respect to the Indebtedness so extended, refinanced, replaced or substituted for, (vii) Borrowers and Guarantors may only make regularly scheduled payments of principal, interest and fees, if any, in respect of such Indebtedness (except as otherwise permitted below), (viii) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect the terms of the agreements with respect to such Indebtedness, EXCEPT THAT Borrowers and Guarantors may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to Borrowers or Guarantors or otherwise more favorable to Borrowers or Guarantors, or (B) redeem, retire, defease, purchase or otherwise acquired such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except as expressly required pursuant to the terms thereof or pursuant to regularly scheduled payments permitted herein or with the proceeds of any other Refinancing Indebtedness permitted hereunder, and (xi) Borrowers and Guarantors shall furnish to Lender all notices of default or demands in connection with such Indebtedness received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof;

               (l) Indebtedness arising pursuant to guarantees permitted under
Section 9.10 hereof;

               (m) Indebtedness of any Borrower or Guarantor (or any of their respective Subsidiaries) set forth on Schedule 9.9 hereto; PROVIDED, THAT, (i) such Borrower, Guarantor or Subsidiary (as the case may be) may only make regularly scheduled payments of principal, interest and fees, if any, in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, except as otherwise provided in clause (ii)(B) below, (ii) such Borrower, Guarantor or Subsidiary (as the case may be) shall not, directly or indirectly,
(A) amend, modify, alter or change in any material respect the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, EXCEPT, THAT, such Borrower, Guarantor or Subsidiary may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make


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



any covenants contained therein less restrictive or burdensome as to Borrowers and Guarantors or otherwise more favorable to Borrowers and Guarantors or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (except as expressly required pursuant to the terms thereof, or pursuant to regularly scheduled payments permitted herein or with the proceeds of any Refinancing Indebtedness permitted hereunder), and (iii) Borrowers and Guarantors shall furnish to Lender all notices of default or demands in connection with such Indebtedness received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof.

         9.10 LOANS, INVESTMENTS, GUARANTEES, ETC. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any Person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person, or form or acquire any Subsidiaries or agree to do any of the foregoing, EXCEPT:

               (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

               (b) investments in cash or Cash Equivalents, PROVIDED, THAT, (i) no Loans are then outstanding and (ii) as to any of the foregoing, unless waived in writing by Lender, each Borrower and Guarantor shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments;

               (c) the guarantee by each Borrower and Guarantor of the Obligations of any Borrower in favor of Lender;

               (d) the existing equity investments of (i) Waxman Industries in Waxman USA (ii) Waxman USA in Waxman Group, WOC and TWI, (iii) TWI in WAMI, TWI International Taiwan, Inc. and WAMI Sales, (iv) WAMI in Cohart de Mexico S.A. de C.V., (v) TWI International Taiwan, Inc. in CWI International China Ltd. and Premier Faucet Corporation Hong Kong Limited, and (vi) Premier Faucet Corporation Hong Kong Limited in Premier Faucet Corporation Shenzen Co.;

               (e) loans by any Subsidiary of Borrowers or Guarantors (but not Borrowers) to any other Subsidiary of Borrowers or Guarantors; PROVIDED, THAT, as to any such loan, (i) each month Guarantors shall provide to Lender a report in form and substance reasonably satisfactory to Lender of the amount of such loans made in the immediately preceding month and any repayments in connection therewith, (ii) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless, if the loan is made by any Guarantor, the single original of such note or other instrument is delivered to Lender to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or


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



other instrument as Lender may reasonably require and (iii) the Indebtedness arising pursuant to such loans is permitted under Section 9.9 hereof;

               (f) loans by any Borrower to any other Borrower or Waxman USA to the extent permitted under Section 9.12 hereof; PROVIDED, THAT, as to any such loan, (i) each month Borrowers shall provide to Lender a report in form and substance reasonably satisfactory to Lender of the amount of such loans made in the immediately preceding month and any repayments in connection therewith, (ii) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is delivered to Lender to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Lender may reasonably require and (iii) the Indebtedness arising pursuant to such loans is permitted under Section 9.9 hereof;

               (g) stock or obligations issued to any Borrower or Guarantor by any Person (or the representative of such Person) in respect of Indebtedness or other obligations of such Person owing to such Borrower or Guarantor in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person or settlement or compromise of past due Accounts; PROVIDED, THAT, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Lender, upon Lender's request, together with such stock power, assignment or endorsement by such Borrower or Guarantor as Lender may request;

               (h) obligations of account debtors to any Borrower or Guarantor (or any of their respective Subsidiaries) arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to such Borrower, Guarantor or Subsidiary (as the case may be); PROVIDED, THAT, promptly upon the receipt of the original of any such promissory note by such Borrower, Guarantor or Subsidiary (as the case may be) such promissory note shall be endorsed to the order of Lender, by such Borrower, Guarantor or Subsidiary (as the case may be) and promptly delivered to Lender as so endorsed;

               (i) loans or advances by any Borrower, Guarantor or any of their respective Subsidiaries to any of its employees, after the date hereof, not to exceed the principal amount of $500,000 in the aggregate at any time outstanding in the ordinary course of such Borrower's, Guarantor's or Subsidiary's business for reasonable and necessary work-related travel and other ordinary business expenses to be incurred by such employees in connection with their employment with such Borrower, Guarantor or Subsidiary, as the case may be;

               (j) unsecured guarantees by any Borrower or Guarantor of the Indebtedness of any Borrower, Guarantor or any of their respective Subsidiaries permitted under Section 9.9(b) hereof;

               (k) any investments of any Borrower, Guarantor or any of their respective Subsidiaries in interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements or similar contractual arrangements intended to protect a Person against fluctuations in interest rates and currency swap agreements, forward currency purchase agreements or similar contractual arrangements intended to protect a Person against fluctuations in currency exchange rates PROVIDED, THAT, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than $100,000,000 and are not for speculative purposes and are unsecured;

               (l) to the extent not otherwise permitted under this Section 9.10, loans and advances by any Borrower, Guarantor or any of their respective Subsidiaries to, or other investments in, any Person (including Subsidiaries of any Borrower or Guarantor and employees, officers and directors of any Borrower, Guarantor or any Subsidiary); PROVIDED, THAT, (i) as of the date of any such loan, advance or other investment, and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, (ii) the aggregate amount of all such loans, advances and investments, after giving effect to any repayment of any such loans or advances, shall not exceed $500,000 at any time outstanding and (iii) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is delivered to Lender to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Lender may reasonably require;

               (m) unsecured guarantees by any Borrower, Guarantor or any of their respective Subsidiaries of the obligations of any Borrower, Guarantor or other Subsidiary of any Borrower or Guarantor in respect of leases which are not prohibited under this Agreement, except no Borrower shall guarantee any obligations of any Subsidiary of any Borrower or Guarantor which is not a Borrower or Guarantor;

               (n) any Borrower or Guarantor (or any of their respective Subsidiaries) may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

               (o) the existing loans, advances and guarantees set forth on
Schedule 9.10 hereto, PROVIDED, THAT, as to such loans, advances and guarantees,
(i) Borrowers, Guarantors, or their respective Subsidiaries, as the case may be, shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire such guarantee or set aside or otherwise deposit or invest any sums for such purpose (except as expressly required pursuant to the terms thereof or pursuant to regularly scheduled payments permitted herein) and (ii) Borrowers shall furnish to Lender all notices of default or demands in connection with such loans, advances or guarantees received by a Borrower, Guarantor or Subsidiary or on its behalf, promptly after the receipt thereof.

         9.11 DIVIDENDS AND REDEMPTIONS. Each Borrower and Guarantor shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of such Borrower or Guarantor (or Subsidiary) now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, EXCEPT (a) any Subsidiary of a Borrower may pay dividends to such Borrower; (b) a Borrower may pay dividends to the extent permitted in Section 9.12 below; (c)


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



any Subsidiary of Waxman Industries other than Borrowers may pay dividends to their respective parent corporation; and (d) any Borrower, Guarantor or any of their respective Subsidiaries may repurchase Capital Stock consisting of common stock for cash consideration, PROVIDED, THAT, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing; (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound, and (iv) the aggregate amount of all payments for such repurchases shall not exceed $500,000.

         9.12 TRANSACTIONS WITH AFFILIATES. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly,

               (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other Affiliate of any Borrower or Guarantor, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's, Guarantor's or Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower, Guarantor or Subsidiary, as the case may be, than such Borrower, Guarantor or Subsidiary, as the case may be, would obtain in a comparable arm's length transaction with a person who is not an Affiliate or

               (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or other Affiliate of Borrowers or Guarantors,
EXCEPT:

                   (i) compensation to officers, employees and directors for services rendered to Borrowers, Guarantors or any of their respective Subsidiaries in the ordinary course of business consistent with the current practices of Borrowers, Guarantors or any of their respective Subsidiaries as of the date hereof,

                   (ii) a Borrower may repay the Indebtedness of such Borrower to the other Borrower arising pursuant to loans made by such other Borrower permitted under Section 9.10 hereof,

                   (iii)any Guarantor or Subsidiary of any Guarantor (other than Borrowers) may repay the Indebtedness of such Guarantor or Subsidiary to any other Subsidiary or to any Borrower,

                   (iv) loans or advances permitted by Sections 9.10(e) and
Section 9.10(i) hereof;

                   (v) Borrowers may make payments to Waxman USA (whether in the form of repayment of existing Indebtedness of Borrowers to Waxman USA, loans or dividends), the proceeds of which shall be used by Waxman USA to make substantially contemporaneous


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payments of regularly scheduled interest and fees, if any, in respect of the
Senior Notes then due and payable to the extent such payments by Waxman Industries are permitted under Section 9.9 hereof and in accordance with the terms of the Senior Notes as in effect on the date hereof, PROVIDED, THAT, (A) as of the date of any such payments by Borrowers to Waxman USA and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing and (B) as of the date of any such payments by Borrowers and after giving effect thereto, the Excess Availability shall be not less than $3,000,000,

                   (vi) Borrowers may make payments to Waxman USA (whether in the form of repayment of existing Indebtedness of Borrowers to Waxman USA, loans or dividends), the proceeds of which shall be used by Waxman USA to make a substantially contemporaneous payment to Waxman Industries (whether in the form of repayment of existing Indebtedness of Waxman USA to Waxman Industries, loans or dividends), which Waxman Industries shall use to make a substantially contemporaneous payment of regularly scheduled interest and fees, if any, in respect of the Senior Deferred Coupon Notes then due and payable to the extent permitted under Section 9.9 hereof and in accordance with the terms of the Senior Deferred Coupon Notes as in effect on the date hereof, PROVIDED, THAT,
(A) as of the date of any such payments and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing and (B) as of the date of any such payments by Borrowers and after giving effect thereto, the Excess Availability shall be not less than $3,000,000,

                   (vii) payments by Borrowers to Waxman USA or Waxman Industries (A) for actual and necessary reasonable out-of-pocket administrative and operating expenses of Waxman USA or Waxman Industries for the businesses of Borrowers as presently conducted in the ordinary course of business (including lease payments, payroll, insurance, franchise taxes and similar items) and (B) for actual and necessary reasonable out-of-pocket legal and accounting, insurance (including premiums for such insurance), marketing, payroll and similar types of services paid for by Waxman USA or Waxman Industries in the ordinary course of their businesses as conducted as of the date hereof or as the same may be directly attributable to any Borrower or Guarantor or their respective Subsidiaries, and

                   (viii) payments by Borrowers and Guarantors to Waxman Industries pursuant to the tax sharing arrangements among Borrowers and Guarantors (as in effect on the date hereof); PROVIDED, THAT, (A) such Borrower or Guarantor is included in the consolidated Federal income tax return filed by Waxman Industries as to which such Borrower or Guarantor is making such payment,
(B) the payments in any year shall not exceed the Federal income tax liability that such Borrower or Guarantor would have been liable for if such Borrower or Guarantor were not part of such consolidated federal income tax return filed by Waxman Industries, (C) such payments shall be made by such Borrower or Guarantor no earlier then ten (10) days prior to the date on which Waxman Industries is required to make its payments to the Internal Revenue Service, and (D) in the event that such Borrower or Guarantor also joins with Waxman Industries in filing any combined or consolidated (or similar) State or local income tax returns, then the making of payments to Waxman Industries shall be allowed in a manner as similar as possible to that provided herein with respect to Federal income taxes.


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         9.13 ADDITIONAL BANK ACCOUNTS. Each Borrower and Guarantor shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in
Schedule 8.8 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by such Borrower or Guarantor to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

         9.14  COMPLIANCE WITH ERISA.

               (a) No Borrower or Guarantor shall, with respect to any "employee benefit plan" maintained by such Borrower or Guarantor: (i) terminate any employee benefit plan so as to incur any material liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving such employee benefit plan or any trust created thereunder which would subject any Borrower, Guarantor or ERISA Affiliate to a tax, penalty or other liability in excess of $100,000 on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA, (iii) fail to pay to any employee benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency in excess of $100,000, whether or not waived, with respect to such employee benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any employee benefit plan if it is a single employer plan, which termination could result in any liability in excess of $100,000 to the Pension Benefit Guaranty Corporation or (vi) incur any material withdrawal liability with respect to any multiemployer pension plan.

               (b) As used in this Section 9.14, the terms "employee benefit plan", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Section 4975 of the Code and Section 406 of ERISA.

         9.15 ADJUSTED NET WORTH. In the event that Excess Availability at any time is less than $6,000,000, Waxman Industries and its Subsidiaries shall have Adjusted Net Worth of not less than negative $62,000,000.

         9.16 YEAR 2000 COMPLIANCE. Borrowers and Guarantors shall take all action which may be required so that its computer-based information systems, including, without limitation, all of its proprietary computer hardware and software (and whether supplied by others or with which Borrowers' or Guarantors' systems interface) are able to operate effectively and correctly process data using dates on or after January 1, 2000. Compliance with the foregoing shall mean that the systems will operate and correctly process data without human intervention such that (a) there is correct century recognition, (b) calculations properly accommodate same century and multi- century formulas and date values, (c) all leap years shall be calculated correctly and (d) the information systems shall otherwise comply with applicable industry standards and regulatory


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guidelines regarding the change of the century and year 2000 compliance.
Borrowers and Guarantors shall, by no later than September 30, 1999, certify to Lender in writing that its information systems have been modified, updated and programmed as required by this Section. On and after September 30, 1999, the computer-based information systems of Borrowers and Guarantors shall be, and with ordinary course upgrading and maintenance, will continue to be sufficient to permit Borrower to conduct its business without any adverse effect as a result of the year 2000.

         9.17 COSTS AND EXPENSES. Borrowers and Guarantors shall pay to Lender on demand all reasonable costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums for insurance coverage paid by Lender as permitted hereunder, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) all title insurance and other insurance premiums, appraisal fees and search fees; (d) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (e) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (f) costs and expenses of preserving and protecting the Collateral; (g) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters) other than with respect to claims arising from the bad


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faith, gross negligence or wilful misconduct of Lender as determined pursuant to a final non- appealable order of a court of competent jurisdiction; (h) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrowers' and Guarantor's operations, plus a per diem charge at the rate of $650 per person per day for Lender's examiners in the field and office; and (i) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

         9.18 FURTHER ASSURANCES. At the request of Lender at any time and from time to time, each Borrower and Guarantor shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrowers representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied in all material respects. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied in all material respects. Where permitted by law, each Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES

         10.1 EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

               (a) (i) any Borrower fails to pay when due any of the Obligations or (ii) any Borrower when due Obligor fails to perform any of the covenants contained in Sections 9.1, 9.2, 9.3, 9.4. 9.6, 9.13, 9.14, 9.15, 9.16, 917 and
9.18 of this Agreement and such failure shall continue for ten (10) days; PROVIDED THAT, such ten(10) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach of any Borrower or Obligor of any such covenant or (iii) any Borrower or Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Section 10.1(a)(i) and 10.1(a)(ii) above;

               (b) any representation, warranty or statement of fact made by any Borrower or Obligor to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

               (c) any Obligor revokes, terminates or fails to perform any of the material terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

               (d) any judgment for the payment of money is rendered against any Borrower or Obligor in excess of $250,000 in any one case or in excess of $500,000 in the aggregate (other than judgments fully covered by insurance where the insurer has undertaken to defend the action resulting in such judgment and has not indicated that it has no obligation to pay any such judgment and the aggregate amount of such judgments so covered does not exceed $5,000,000) and shall remain undischarged or unvacated for a period in excess of forty-five (45) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or Obligor which has or is reasonable likely to have a Material Adverse Effect or any attachment, garnishment or execution is rendered against Collateral having a value in excess of $250,000 in the aggregate;

               (e) any Borrower dissolves or suspends or discontinues doing business (except pursuant to a merger permitted hereunder);

               (f) any Borrower or Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the indebtedness due to them;

               (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or Obligor or all or any part of its properties and such petition or application is not dismissed within forty-five
(45) days after the date of its filing or any Borrower or Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

               (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or Obligor or for all or any part of its property; or

               (i) any default by any Borrower or Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than

Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $500,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower or Obligor under any material contract to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto and would have a Material Adverse Effect;

               (j) any Change of Control;

               (k) the indictment by any Governmental Authority, or as Lender may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of which any Borrower, Obligor or Lender receives notice, of any Borrower or Obligor under any criminal statute, or commencement of criminal or civil proceedings against any Borrower or Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral or (ii) any other property of any Borrower or Obligor which is necessary or material to the conduct of its business;

               (l) there shall be a material adverse change in the business or assets of any Borrower or Obligor after the date hereof; or

               (m) there shall be an event of default under any of the other Financing Agreements.

         10.2  REMEDIES.

               (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrowers or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against any Borrower or Obligor to collect the Obligations without prior recourse to the Collateral.

               (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (PROVIDED, THAT, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require any Borrower, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrowers, which right or equity of redemption is hereby expressly waived and released by Borrowers and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days' prior notice by Lender to Borrowers designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower waives the posting of any bond which might otherwise be required.

               (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Each Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

               (d) Without limiting the foregoing, (i) upon the occurrence of an Event of Default or an act, condition or event which with notice or passage of time or both would constitute an Event of Default, and for so long as the same is continuing, Lender may, at its option, without notice, cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrowers and/or (ii) upon the occurrence of an Event of Default and for so long as the same is continuing, Lender may, at its option, terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrowers.

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS
                      AND CONSENTS; GOVERNING LAW
                      ---------------------------

         11.1 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER.

               (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

               (b) Borrowers, Guarantors and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York and waive any objection based on venue or FORUM NON CONVENIENS with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against any Borrower, Guarantor or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower, Guarantor or its property).

               (c) Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon any Borrower or Guarantor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Borrower or Guarantor shall appear in answer to such process, failing which such Borrower or Guarantor shall be deemed in default and judgment may be entered by Lender against such Borrower or Guarantor for the amount of the claim and other relief requested.

               (d) BORROWERS, GUARANTORS AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE

OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWERS, GUARANTORS OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

               (e) Lender shall not have any liability to Borrowers or Guarantors (whether in tort, contract, equity or otherwise) for losses suffered by Borrowers or Guarantors in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence, willful misconduct or bad faith. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         11.2 WAIVER OF NOTICES. Each Borrower and Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices, of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower or Guarantor which Lender may elect to give shall entitle Borrowers to any other or further notice or demand in the same, similar or other circumstances.

         11.3 AMENDMENTS AND WAIVERS. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments or modifications, as also signed by an authorized officer of Borrowers and Guarantors. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         11.4 WAIVER OF COUNTERCLAIMS. Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5 INDEMNIFICATION. Borrowers and Guarantors shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses,


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



claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel, except for such losses, claims, damages, liabilities, costs or expenses resulting from the gross negligence, wilful misconduct or bad faith of Lender, its directors, agents, employees or counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.


SECTION 12.  TERM OF AGREEMENT; MISCELLANEOUS
             --------------------------------

         12.1  TERM.

               (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the earlier of: (i) the date which is the third (3rd) anniversary of the date hereof or (ii) the maturity date of the Senior Notes as the same may be extended or refinanced (such earlier date being referred to as the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrowers may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; PROVIDED, THAT, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall pay to Lender, in full, all outstanding and unpaid Obligations that are not contingent and shall furnish cash collateral, if any, to Lender (or a letter of credit issued for the account of Borrowers and at Borrowers' cost and expense, in form and substance satisfactory to Lender, by an issuer acceptable to Lender and payable to Lender as beneficiary) in such amounts as Lender determines in good faith are reasonably necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral, if any, shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate Waxman Industries for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York City time.


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



               (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid (or for which Lender has received cash collateral or acceptable letter of credit as provided in Section 12.1(a) above, as to contingent Obligations), and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

               (c) If for any reason this Agreement is terminated prior to the end of the then current term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:


              Amount                                  Period
              ------                                  ------
(i)      3% of Maximum Credit       From the date hereof to and including June
                                    17, 2000
(ii)     2% of Maximum Credit       From June 18, 2000 to and including June 17,
                                    2001
(iii)    1% of Maximum Credit       From June 18, 2001 to and including April
                                    17, 2002 or if the term of this Agreement is extended, to and including the date which is sixty (60) days prior to end of the then current term.

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

         12.2 NOTICES. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth on the signature pages hereof and to Waxman Industries, as agent for Borrowers at its chief executive office set forth on the signatures pages hereof, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

         12.3 PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         12.4 SUCCESSORS. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers, Guarantors and their respective successors and assigns, except that Borrowers and Guarantors may not assign their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to any Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

         12.5  CONFIDENTIALITY.

               (a) Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrowers and Guarantors pursuant to this Agreement which is marked as confidential at the time such information is furnished by Borrowers and Guarantors to Lender, PROVIDED, THAT, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Lender is a party, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have first agreed in writing to treat such information as confidential in accordance with this Section 12.5, or (v) to counsel for Lender or any participant or assignee (or prospective participant or assignee). In the event that Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Lender agrees
(A) to the extent permitted by applicable law or if permitted by applicable law, statute, rule or regulation to the extent Lender determines in good faith that it will not create any risk of liability to Lender, that Lender will promptly notify Borrowers and Guarantors (or Waxman Industries on behalf of Borrowers and Guarantors) of such request so that Borrowers and Guarantors may seek a protective order or other appropriate relief or remedy and (B) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrowers of Lender's reasonable expenses, cooperate with Borrowers and Guarantors in their efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Borrowers or Guarantors so designate, to the extent permitted by applicable law or if permitted by applicable law, to the extent Lender determines in good faith that it will not create any risk of liability to Lender.

               (b) In no event shall this Section 12.5 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Borrower or Guarantor or any third party without breach of this Section 12.5 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, or in violation of any other confidentiality agreement in favor of a Borrower or Guarantor to the extent Lender has actual knowledge of such agreement and the violation thereof at the time it receives such information, (ii) to apply to or restrict disclosure of information that was or becomes available to Lender on a non-confidential basis from a person other than Borrowers and Guarantors other than in violation of a confidentiality agreement in favor of a Borrower or Guarantor by such person to the extent Lender has actual knowledge of such agreement and the violation thereof at the time it receives such information, (iii) require Lender to return any materials furnished by Borrowers and Guarantors to Lender or (iv) prevent Lender from responding to routine informational requests in accordance with the CODE OF ETHICS FOR THE EXCHANGE OF CREDIT INFORMATION promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this Section 12.5 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof.

         12.6 ENTIRE AGREEMENT. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

         IN WITNESS WHEREOF, Lender, Borrowers and Guarantors have caused these presents to be duly executed as of the day and year first above written.

                                                LENDER
                                                ------

                                                CONGRESS FINANCIAL CORPORATION

                                                By: /s/ Virginia Pulverenti
                                                   --------------------------

                                                Title: Vice President
                                                      ------------------------

                                                Address:
                                                --------

                                                1133 Avenue of the Americas
                                                New York, New York 10036


                                    BORROWERS
                                    ---------

WAXMAN CONSUMER                                 WESTERN AMERICAN
  PRODUCTS GROUP, INC.                             MANUFACTURING, INC.

By: /s/ Mark Wester                             By: /s/ Mark Wester
    ----------------------------------------        ---------------

Title: Treasurer and                            Title: Treasurer and Secretary
       -------------------------------------           -----------------------
       Assistant Secretary
       -------------------------------------

Chief Executive Office:                         Chief Executive Office:
----------------------                          ----------------------

24455 Aurora Road                               24460 Aurora Road
Bedford Heights, Ohio 44146                     Bedford Heights, Ohio 44146


WOC INC.                                        WAMI SALES, INC.

By: /s/ Mark Wester                             By: /s/ Mark Wester
    -----------------------------------------       ---------------

Title:Vice President - Finance,                 Title: Treasurer and Secretary
      ---------------------------------------          -----------------------
         Treasurer and Secretary
         -----------------------

Chief Executive Office:                         Chief Executive Office:
----------------------                          ----------------------

24460 Aurora Road                               24460 Aurora Road
Bedford Heights, Ohio 44146                     Bedford Heights, Ohio 44146


                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                     [SIGNATURES CONTINUED FROM PRIOR PAGE]


                                   GUARANTORS:
                                   ----------

WAXMAN INDUSTRIES, INC.                         TWI, INTERNATIONAL,INC.

By:  /s/ Mark Wester                            By: /s/ Mark Wester
    ----------------------------------------        ---------------

Title: Vice President - Finance and             Title: Treasurer and Secretary
       -------------------------------------           -----------------------
          Chief Financial Officer
       -------------------------------------

Chief Executive Office:                         Chief Executive Office:
----------------------                          ----------------------

24460 Aurora Road                               24460 Aurora Road
Bedford Heights, Ohio  44146                    Bedford Heights, Ohio  44146


WAXMAN USA INC.

By: /s/ Mark Wester
    ------------------------------

Title: Vice President - Finance and
       ----------------------------
       and Assistant Secretary
       ----------------------------

Chief Executive Office:
----------------------

24460 Aurora Road
Bedford Heights, Ohio  44146